**UNIVERSITY GLEN**
Southern California

# Q3 2024 EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL INFORMATION

Kennedy-Wilson Holdings, Inc.
Supplemental Financial Information
For the Quarter Ended September 30, 2024

Certain terms used in this release are defined below under the caption "Common Definitions". Certain information included in this release constitutes non-GAAP financial measures. For a definition of the non-GAAP financial measures used in this release, see "Common Definitions" below, and for a reconciliation of those measures to their most comparable GAAP measure, see the tables set forth in the Company's supplemental financial information available at www.kennedywilson.com.

KENNEDY WILSON REPORTS THIRD QUARTER 2024 RESULTS
Company announces €175 million partial redemption of KWE bonds due November 2025
Beverly Hills, California (November 6, 2024) - Kennedy-Wilson Holdings, Inc. (NYSE: KW), a leading global real estate investment company with $28 billion in AUM across its real estate equity and debt investment portfolio, today reported results for Q3-2024:
Financial Results

(Amounts in millions, except per share data)	Q3		YTD
GAAP Results	2024	2023	2024	2023
GAAP Net (Loss) Income to Common Shareholders[1]	($77.4)	($92.2)	($109.6)	($94.0)
Per Diluted Share	(0.56)	(0.66)	(0.79)	(0.67)

(Amounts in millions)	Q3		YTD
Non-GAAP Results	2024	2023	2024	2023
Adjusted EBITDA	$66.4	$33.2	$348.9	$319.2
Adjusted Net (Loss) Income	(34.7)	(46.7)	19.0	44.6

Adjusted EBITDA - Key Components (at KW share)
Baseline EBITDA: Property NOI, loan income, and inv. mgt fees (net of compensation and general and administrative expenses)	$101.7	$102.0	$309.3	$297.0
Realized gain on the sale of real estate	4.9	13.6	115.1	122.3
Change in the fair value of the Co-investment portfolio and Carried interests	(21.3)	(73.7)	(52.0)	(107.4)
Other income/(loss)	(18.9)	(8.7)	(23.5)	7.3
Adjusted EBITDA	$66.4	$33.2	$348.9	$319.2
1Includes non-cash charges totaling $64.0 million, $119.2 million, $180.6 million and $246.0 million for Q3-24, Q3-23, YTD-24, and YTD-23, respectively, which primarily includes depreciation and amortization and fair-value changes.

"Our Q3 activity continued the substantial progress we have been making throughout 2024 on our key initiatives, including the stabilization of our developments, the completion of non-core asset sales which generated $375 million of cash to KW, and the expansion of our investment management business centered around the theme of rental housing" said William McMorrow, Chairman and CEO of Kennedy Wilson. "Our debt investment platform has achieved over $2 billion in originations within multifamily and student housing development this year, with an incremental $1 billion currently in the pipeline. Additionally, in October, we were very pleased to announce a new platform with CPPIB, initially targeting the acquisition of £1 billion in single-family rental housing assets in the UK. This sets the stage for continued growth in our investment management business, which has seen fees grow by 51% year-to-date.”
Portfolio Update
•Estimated Annual NOI Grows to $492 million and Fee-Bearing Capital Grows to $8.8 billion:
◦Estimated Annual NOI: Estimated Annual NOI grew to $492 million (from $485 million in Q2-24) primarily driven by asset stabilizations and partially offset by non-core asset dispositions.

◦Investment Management Fees: Grew by 39% in Q3-24 (vs Q3-23) to $22 million primarily as a result of increasing levels of recurring base management fees and originations from KW's debt investment platform.

	Est. Annual NOI To KW ($ in millions)	Fee-Bearing Capital ($ in billions)
As of Q2-24	$485	$8.7
Transaction activity, net[1]	(11)	—
Assets stabilized/(unstabilized)	12	—
Operations	(2)	—
FX and other	8	0.1
Total as of Q3-24	$492	$8.8
1 Includes real estate acquisitions, dispositions, loan fundings and loan repayments completed during Q3-24. The Company also completed $422 million in loan originations during Q3-24, which will primarily be funded in future quarters.

•Multifamily Stabilizations Add $12 million to Estimated Annual NOI in Q3-24; $29 Million in YTD-24:
◦The Company stabilized two California multifamily properties totaling 512 units during Q3-24: Anacapa Canyon in Southern California and 38 North in Northern California. These assets added $12 million in Estimated Annual NOI.
◦In 2024, the Company has added $29 million in Estimated Annual NOI from stabilizing approximately 2,000 multifamily units.
◦With these stabilizations, the Multifamily portfolio has grown to represent 62% of Est. Annual NOI.
•Development and Lease-up Portfolio Expected To Add ~$60 million in Estimated Annual NOI:
•Near Term Stabilization: Expected to add $36 million in Estimated Annual NOI by YE-25 from the stabilization of the lease-up portfolio.
•U.S. Multifamily Completes Construction of 462 Units:
◦In addition to stabilizing Anacapa Canyon (310 units) and 38 North (202 units), the Company completed construction of Vintage at Spanish Springs (257 units) and Vintage at Washington Station (205 units) in the Mountain West, which are both currently in lease-up.
◦In total, the Company has 2,158 units in the Western U.S. undergoing lease-up or development, which are expected to add $15 million in Estimated Annual NOI upon stabilization.
•Development Portfolio Nears Completion : In 2024, the Company has spent $31 million of cash on development vs. $122 million spent in 2023 (through Q3-23). The Company has $3 million of remaining development costs.
•Multifamily Same Property Performance(1) : Improving Occupancy Leads to NOI Growth

	Q3 - 2024 vs. Q3 - 2023				YTD - 2024 vs. YTD - 2023
	Occupancy	Revenue	Expenses	NOI (Net Effective)	Occupancy	Revenue	Expenses	NOI (Net Effective)
Multifamily - Market Rate	1.5%	2.5%	3.0%	2.3%	1.5%	2.9%	3.9%	2.4%
Multifamily - Affordable	(1.2)%	7.3%	8.9%	6.5%	(1.7)%	5.3%	9.6%	3.2%
Total	0.8%	3.3%	4.0%	3.0%	0.4%	3.3%	4.9%	2.6%
(1) Excludes minority-held investments and assets undergoing development or lease-up.
Investment Management Business
•39% Growth in Investment Management Fees:
◦Q3-24 Investment Management fees grew by 39% to $22 million (vs Q3-23) driven by higher levels of Fee-Bearing Capital and $422 million of new originations from the Company's Debt Investment Platform.
◦YTD-24 Investment Management fees grew by 51% to $69 million (vs. YTD-23).
•Fee-Bearing Capital Grew to a Record $8.8 billion in Q3-24, +5% YTD:
◦In addition to the $8.8 billion in Fee-Bearing Capital, the Company has future incremental Fee-Bearing Capital consisting of the following:
▪$3.1 billion in future fundings on previously originated loans within the Debt Investment Platform.
▪$3.0 billion in incremental non-discretionary capital available from certain strategic partners for equity and debt investment.
•Debt Investment Platform Grows to $8.2 billion in Q3-24:
◦Q3-24 Investment Activity Increases Platform By 3%: In Q3-24, originated $422 million in new construction loans, completed $205 million in additional fundings on existing loans, and realized $220 million in repayments
◦Debt Investment Platform: Includes $5.1 billion in outstanding loans ($4.9 billion of Fee-Bearing Capital) and $3.1 billion of future funding commitments. KW has an average ownership of 5%.
◦Debt Platform Growth Since Q2-23: Completed $2.3 billion in new originations since June 30, 2023, with over $1 billion in new originations in process and expected to close in Q4-24.

Real Estate Investment Activity
•Q3-24: $234 million in Gross Dispositions ($148 million at share):
•Consolidated Portfolio: Sold last remaining wholly-owned asset in Spain (retail) and a multifamily property in the Pacific Northwest, for a total of $130 million. These asset sales generated $63 million of cash and a gain on sale of $6 million to KW.
•Co-Investment Portfolio: Sold $104 million of real estate investments comprised of three investments from its commingled funds and sales from its non-core residential holdings, in which KW's weighted-average ownership was 22%.
•YTD-24: $650 million in Gross Dispositions ($526 million at share) Generated $375 million of Cash to KW

Balance Sheet and Liquidity
•Line of Credit Renewal and Expansion: The Company's credit facility was expanded to $550 million in partnership with a ten-member banking syndicate. The new credit facility has a fully extended maturity of September 2028.
•Cash and Line of Credit Availability: As of September 30, 2024, Kennedy Wilson had a total of $367 million(1) in cash and cash equivalents and $177 million drawn on its $550 million revolving credit facility.
•Debt Profile: Kennedy Wilson's share of debt had a weighted average effective interest rate of 4.6% per annum and a weighted average maturity of 4.8 years as of September 30, 2024. Approximately 96% of the Company's debt is either fixed or hedged with interest rate hedges.
•Interest Rate Hedging Strategy: The Company hedges its floating rate exposure through the use of interest rate caps and swaps. The Company's interest rate hedges have a weighted average maturity of 1.2 years. The Company received $10 million of cash from its interest rate derivatives in Q3-24, which is not reflected as an offset to interest expense. Since 2022, the Company has received $73 million from its interest rate hedges.
•Foreign Currency Hedging Strategy: Kennedy Wilson hedges its exposure to foreign currency fluctuations by borrowing in the currency in which it invests and using foreign currency hedging instruments. As of September 30, 2024, the Company has hedged approximately 94% of the carrying value of its foreign currency investments, using local currency debt and hedging instruments with a weighted average term of 2.0 years.

Subsequent Events
In October, the Company announced the launch of a new UK single-family rental housing joint-venture with Canadian Pension Plan Investment Board ("CPPIB") targeting £1 billion in real estate. The venture will target energy efficient, new-build housing stock in strong and growing local economies that offer residents excellent connectivity, attractive local amenities, and proximity to strong employment prospects and educational institutions. CPPIB will hold 90% of the venture and Kennedy Wilson will hold a 10% ownership interest moving forward.
The Company announced a €175 million early redemption of its €475 million outstanding euro-denominated 3.25% notes due November 2025 issued by Kennedy Wilson Europe Real Estate Limited, a wholly-owned subsidiary of Kennedy Wilson. The redemption will be completed on December 18, 2024 and funded using cash proceeds from its previously announced asset sale program and existing liquidity. The Company expects the redemption price to be equal to approximately 100.2% of the principal amount redeemed plus accrued interest.(2)
________________________________________________________________________________________
Footnotes
(1) Represents consolidated cash and includes $105 million of restricted cash, which is included in cash and cash equivalents and primarily relates to lender reserves associated with consolidated mortgages that we hold on properties. These reserves typically relate to interest, tax, insurance and future capital expenditures at the properties. Additionally, we are subject to withholding taxes to the extent we repatriate cash from certain of our foreign subsidiaries. Under the KWE Notes covenants we have to maintain certain interest coverage and leverage ratios to remain in compliance (see "Indebtedness and Related Covenants" for more detail on KWE Notes in the Company's quarterly report). Due to these covenants, we evaluate the tax and covenant implications before we distribute cash, which could impact the availability of funds at the corporate level. The Company's share of cash, including unconsolidated joint-ventures, totals $505 million.
(2) The final redemption price will be calculated on December 16, 2024 in accordance with the terms and conditions of the notes.

Conference Call and Webcast Details
Kennedy Wilson will hold a live conference call and webcast to discuss results at 9:00 a.m. PT/ 12:00 p.m. ET on Thursday, November 7. The direct dial-in number for the conference call is (844) 340-4761 for U.S. callers and (412) 717-9616 for international callers. A replay of the call will be available for one week beginning one hour after the live call and can be accessed by (877) 344-7529 for U.S. callers and (412) 317-0088 for international callers. The passcode for the replay is 3844190.
The webcast will be available at: https://event.choruscall.com/mediaframe/webcast.html?webcastid=P2TRNm93. A replay of the webcast will be available one hour after the original webcast on the Company’s investor relations web site for three months.
About Kennedy Wilson
Kennedy Wilson (NYSE: KW) is a leading real estate investment company with $28 billion of assets under management in high growth markets across the United States, the UK and Ireland. Drawing on decades of experience, our relationship-oriented team excels at identifying opportunities and building value through market cycles, closing more than $50 billion in total transactions across the property spectrum since going public in 2009. Kennedy Wilson owns, operates, and builds real estate within our high-quality, core real estate portfolio and through our investment management platform, where we target opportunistic equity and debt investments alongside our partners. For further information, please visit www.kennedywilson.com.

Kennedy-Wilson Holdings, Inc.
Consolidated Balance Sheets
(Unaudited)
(Dollars in millions)

	September 30, 2024	December 31, 2023
Assets
Cash and cash equivalents	$367.1	$313.7
Accounts receivable, net	43.0	57.3
Real estate and acquired in place lease values (net of accumulated depreciation and amortization of $969.3 and $957.8)	4,570.7	4,837.3
Unconsolidated investments (including $1,905.5 and $1,927.0 at fair value)	2,052.9	2,069.1
Loan purchases and originations, net	248.1	247.2
Other assets, net	162.4	187.5
Total assets	$7,444.2	$7,712.1

Liabilities
Accounts payable	$9.8	$17.9
Accrued expenses and other liabilities (including $220.6 and $234.4 of deferred tax liabilities)	548.4	597.8
Mortgage debt	2,749.1	2,840.9
KW unsecured debt	1,955.2	1,934.3
KWE unsecured bonds	528.9	522.8
Total liabilities	5,791.4	5,913.7
Equity
Cumulative perpetual preferred stock	789.9	789.9
Common stock	—	—
Additional paid-in capital	1,706.4	1,718.6
Accumulated deficit	(510.3)	(349.0)
Accumulated other comprehensive loss	(372.3)	(404.4)
Total Kennedy-Wilson Holdings, Inc. shareholders’ equity	1,613.7	1,755.1
Noncontrolling interests	39.1	43.3
Total equity	1,652.8	1,798.4
Total liabilities and equity	$7,444.2	$7,712.1

Kennedy-Wilson Holdings, Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in millions, except share amounts and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue
Rental	$97.8	$102.4	$293.0	$315.6
Hotel	—	16.6	9.3	42.7
Investment management fees	21.6	15.5	69.0	45.6
Loan	7.6	8.6	23.7	17.0
Other	0.5	0.7	0.9	1.6
Total revenue	127.5	143.8	395.9	422.5

Loss from unconsolidated investments
Principal co-investments	(3.9)	(56.1)	—	(33.4)
Carried interests	(16.4)	(17.9)	(45.1)	(36.3)
Total loss from unconsolidated investments	(20.3)	(74.0)	(45.1)	(69.7)

Gain on sale of real estate, net	6.2	30.4	112.8	138.6

Expenses
Rental	39.0	38.4	113.2	113.7
Hotel	—	9.8	7.6	27.4
Compensation and related (including $6.1, $7.3, $17.3, $21.7 of share-based compensation)	30.0	31.1	89.4	98.7
Carried interests compensation	(5.5)	(6.0)	(15.5)	(5.5)
General and administrative	10.2	8.4	28.0	25.5
Depreciation and amortization	36.9	38.8	112.2	118.3
Total expenses	110.6	120.5	334.9	378.1
Interest expense	(66.9)	(64.2)	(195.4)	(192.5)
Loss on early extinguishment of debt	(0.3)	—	(0.5)	(1.6)
Other (loss) income	(13.1)	0.7	(6.0)	22.0
Loss before benefit from (provision for) income taxes	(77.5)	(83.8)	(73.2)	(58.8)
Benefit from (provision for) income taxes	10.7	19.7	(4.2)	13.3
Net loss	(66.8)	(64.1)	(77.4)	(45.5)
Net loss (income) attributable to noncontrolling interests	0.2	(17.3)	0.4	(21.4)
Preferred dividends	(10.8)	(10.8)	(32.6)	(27.1)
Net loss attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(77.4)	$(92.2)	$(109.6)	$(94.0)
Basic loss per share
Loss per share	$(0.56)	$(0.66)	$(0.79)	$(0.67)
Weighted average shares outstanding	137,413,758	139,391,316	137,896,626	138,914,964
Diluted loss per share
Loss per share	$(0.56)	$(0.66)	$(0.79)	$(0.67)
Weighted average shares outstanding	137,413,758	139,391,316	137,896,626	138,914,964
Dividends declared per common share	$0.12	$0.24	$0.48	$0.72

Kennedy-Wilson Holdings, Inc.
Adjusted EBITDA
(Unaudited)
(Dollars in millions)

The table below reconciles net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders to Adjusted EBITDA, using Kennedy Wilson’s pro-rata share amounts for each adjustment item.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Net loss attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(77.4)	$(92.2)	$(109.6)	$(94.0)
Non-GAAP adjustments:
Add back (Kennedy Wilson's Share)(1):
Interest expense	100.5	89.4	292.2	259.6
Loss on early extinguishment of debt	0.3	—	0.5	1.6
Depreciation and amortization	36.6	38.2	111.3	116.9
(Benefit from) provision for income taxes	(10.5)	(20.3)	4.6	(13.7)
Preferred dividends	10.8	10.8	32.6	27.1
Share-based compensation	6.1	7.3	17.3	21.7
Adjusted EBITDA	$66.4	$33.2	$348.9	$319.2
(1) See Appendix for reconciliation of Kennedy Wilson's Share amounts.

Adjusted Net Income
(Unaudited)
(Dollars in millions, except share data)
The table below reconciles net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders to Adjusted Net Income, using Kennedy Wilson’s pro-rata share amounts for each adjustment item.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Net loss attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(77.4)	$(92.2)	$(109.6)	$(94.0)
Non-GAAP adjustments:
Add back (Kennedy Wilson's Share)(1):
Depreciation and amortization	36.6	38.2	111.3	116.9
Share-based compensation	6.1	7.3	17.3	21.7
Adjusted Net (Loss) Income	$(34.7)	$(46.7)	$19.0	$44.6

Weighted average shares outstanding for diluted	137,413,758	139,391,316	137,896,626	138,914,964
(1) See Appendix for reconciliation of Kennedy Wilson's Share amounts.

Forward-Looking Statements
Statements made by us in this report and in other reports and statements released by us that are not historical facts constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are necessarily estimates reflecting the judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Disclosures that use words such as "believe," "anticipate," "estimate," "intend," "may," "could," "plan," "expect," "project" or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievement, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties may include the factors and the risks and uncertainties described elsewhere in this report and other filings with the Securities and Exchange Commission (the "SEC"), including the Item 1A. "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2023, as amended by our subsequent filings with the SEC. Any such forward-looking statements, whether made in this report or elsewhere, should be considered in the context of the various disclosures made by us about our businesses including, without limitation, the risk factors discussed in our filings with the SEC. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.
Common Definitions
·     “KWH,” "KW," “Kennedy Wilson,” the "Company," "we," "our," or "us" refers to Kennedy-Wilson Holdings, Inc. and its wholly-owned subsidiaries.
·    “Adjusted EBITDA” represents net (loss) income before interest expense, loss (gain) on early extinguishment of debt, our share of interest expense included in unconsolidated investments, depreciation and amortization, our share of depreciation and amortization included in unconsolidated investments, preferred dividends, provision for (benefit from) income taxes, our share of taxes included in unconsolidated investments, share-based compensation expense for the Company, and EBITDA attributable to noncontrolling interests.
Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.  Our management uses Adjusted EBITDA to analyze our business because it adjusts net income for items we believe do not accurately reflect the nature of our business going forward or that relate to non-cash compensation expense or noncontrolling interests. Such items may vary for different companies for reasons unrelated to overall operating performance. Additionally, we believe Adjusted EBITDA is useful to investors to assist them in getting a more accurate picture of our results from operations. However, Adjusted EBITDA is not a recognized measurement under GAAP and when analyzing our operating performance, readers should use Adjusted EBITDA in addition to, and not as an alternative for, net income as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not remove all non-cash items or consider certain cash requirements such as tax and debt service payments. The amount shown for Adjusted EBITDA also differs from the amount calculated under similarly titled definitions in our debt instruments, which are further adjusted to reflect certain other cash and non-cash charges and are used to determine compliance with financial covenants and our ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.

·    "Adjusted Fees" refers to Kennedy Wilson’s gross investment management and property services fees adjusted to include Kennedy Wilson's share of fees eliminated in consolidation, and performance fees included in unconsolidated investments. Our management uses Adjusted Fees to analyze our investment management and business because the measure removes required eliminations under GAAP for properties in which the Company provides services but also has an ownership interest. These eliminations understate the economic value of the investment management and property services fees and makes the Company comparable to other real estate companies that provide investment management but do not have an ownership interest in the properties they manage. Our management believes that adjusting GAAP fees to reflect these amounts eliminated in consolidation presents a more holistic measure of the scope of our investment management and real estate services business.
·   "Adjusted Net Income" represents net income (loss) before depreciation and amortization, Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments, share-based compensation, and excluding net income attributable to noncontrolling interests, before depreciation and amortization. Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.
·   "Baseline EBITDA" is a non-GAAP measure representing net (loss) income less total income from unconsolidated investments, gain (loss) on sale of real estate, net, other income (loss) and non-controlling interest, plus share-based compensation, carried interest compensation, depreciation and amortization, interest expense, gain (loss) on early extinguishment of debt, benefit from (provision for) income taxes, NOI from unconsolidated investments (at KW’s share) and fees eliminated in consolidation.

·  "Cap rate" represents the net operating income of an investment for the year preceding its acquisition or disposition, as applicable, divided by the purchase or sale price, as applicable. Capitalization ("Cap") rates discussed in this report only include data from income-producing properties. The Company calculates cap rates based on information that is supplied to it during the acquisition diligence process. This information is not audited or reviewed by independent accountants and may be presented in a manner that is different from similar information included in the Company's financial statements prepared in accordance with GAAP. In addition, cap rates represent historical performance and are not a guarantee of future net operating income ("NOI"). Properties for which a cap rate is discussed may not continue to perform at that cap rate.
·  "Carried interests” refers to amounts that are allocated to the Company under Funds and the Co-Investment investments based on the cumulative performance of such venture and are subject to preferred return thresholds of the partners of such venture. In the case of Funds, carried interests represent an allocation relating to the performance of investment management services, whereas in the case of a Co-Investment, carried interests represent returns for the performance of the underlying investments in the Co-Investment investments structures subject to collaborative decision-making.
·  "Carried interests compensation” refers to any carried interests earned by certain commingled funds and separate account investments to be allocated to certain non-NEO employees of the Company, as approved by the compensation committee of the Company’s board of directors.
·    "Equity partners" refers to non-wholly-owned subsidiaries that we consolidate in our financial statements under U.S. GAAP and third-party equity providers.
·    "Estimated Annual NOI" is a property-level non-GAAP measure representing the estimated annual net operating income from each property as of the date shown, inclusive of rent abatements (if applicable).  The calculation excludes depreciation and amortization expense, and does not capture the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements, and leasing commissions necessary to maintain the operating performance of our properties. For assets wholly-owned and fully occupied by KW, the Company provides an estimated NOI for valuation purposes of $4.3 million, which includes an assumption for applicable market rents. Any of the enumerated items above could have a material effect on the performance of our properties. Also, where specifically noted, for properties purchased in 2024, the NOI represents estimated Year 1 NOI from our original underwriting. Estimated year 1 NOI for properties purchased in 2024 may not be indicative of the actual results for those properties. Estimated annual NOI is not an indicator of the actual annual net operating income that the Company will or expects to realize in any period.  Please also see the definition of "Net operating income" below. Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.
·     "Fee-Bearing Capital" represents total third-party committed or invested capital that we manage in our joint-ventures, commingled funds, and debt platform that entitle us to earn fees, including without limitation, asset management fees, construction management fees, acquisition and disposition fees and/or promoted interest, if applicable.
·     "Gross Asset Value” refers to the gross carrying value of assets, before debt, depreciation and amortization, and net of noncontrolling interests.
·   "Net operating income" or "NOI” is a non-GAAP measure representing the income produced by a property calculated by deducting certain property expenses from property revenues. Our management uses net operating income to assess and compare the performance of our properties and to estimate their fair value. Net operating income does not include the effects of depreciation or amortization or gains or losses from the sale of properties because the effects of those items do not necessarily represent the actual change in the value of our properties resulting from our value-add initiatives or changing market conditions. Our management believes that net operating income reflects the core revenues and costs of operating our properties and is better suited to evaluate trends in occupancy and lease rates. Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.
·   "Noncontrolling interests" represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
·    "Principal co-investments” consists of the Company’s share of income or loss earned on investments in which the Company can exercise significant influence but does not have control. Income from unconsolidated investments includes income from ordinary course operations of the underlying investment, gains on sale, fair value gains and losses.
·    "Pro-Rata" represents Kennedy Wilson's share calculated by using our proportionate economic ownership of each asset in our portfolio. Please also refer to the pro-rata financial data in our supplemental financial information.
·    "Property NOI" or "Property-level NOI" is a non-GAAP measure calculated by deducting the Company's Pro-Rata share of rental and hotel property expenses from the Company's Pro-Rata rental, hotel and loans and other revenues. Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.
·    "Real Estate Assets under Management" ("AUM") generally refers to the properties and other assets with respect to which the Company provides (or participates in) oversight, investment management services and other advice, and which generally consist of real estate properties or loans, and investments in joint ventures. AUM is principally intended to reflect the extent of the Company's presence in the real estate market, not the basis for determining management fees. AUM consists of the total estimated fair value of the real estate properties, total loan commitments made through out debt investment platform, inclusive of both currently outstanding loan amounts and contractual future fundings, and other real estate-related assets either owned by third parties, wholly-owned by the Company or held by joint ventures and other entities in which its sponsored funds or investment vehicles and client accounts have invested. The estimated value of development properties is included at estimated completion cost. The accuracy of estimating fair value for investments cannot be determined with precision and cannot be substantiated by comparison to quoted prices in active markets and may not be realized in a current sale or immediate settlement of the asset or liability (particularly given the ongoing macroeconomic conditions such as, but not limited to recent adverse developments affecting regional banks and other financial institutions, and ongoing military conflicts around the world and uncertainty with respect to fluctuating interest rates continue to fuel recessionary fears and create volatility in Kennedy Wilson's business results and operations). Recently, there has also been a lack of liquidity in the capital markets as well as limited transactions which has had an impact on the inputs associated with fair values. Additionally, there are inherent uncertainties in any fair value measurement technique, and changes in the underlying assumptions used, including capitalization rates, discount rates, liquidity risks, and estimates of future cash flows could significantly affect the fair value measurement amounts. All valuations of real estate involve subjective judgments.

·    "Same property" refers to stabilized consolidated and unconsolidated properties in which Kennedy Wilson has an ownership interest during the entire span of both periods being compared. This analysis excludes properties that during the comparable periods (i) were acquired, (ii) were sold, (iii) are either under development or undergoing lease up or major repositioning as part of the Company’s asset management strategy, (iv) were investments in which the Company holds a minority ownership position, and (v) certain non-recurring income and expenses. The analysis only includes Office, Multifamily and Hotel properties, where applicable. To derive an appropriate measure of operating performance across the comparable periods, the Company removes the effects of foreign currency exchange rate movements by using the reported period-end exchange rate to translate from local currency into the U.S. dollar, for both periods. Amounts are calculated using Kennedy Wilson’s ownership share in the Company’s consolidated and unconsolidated properties. Management evaluates the performance of the operating properties the Company owns and manages using a “same property” analysis because the population of properties in this analysis is consistent from period to period, which allows management and investors to analyze (i) the Company’s ongoing business operations and (ii) the revenues and expenses directly associated with owning and operating the Company’s properties and the impact to operations from trends in occupancy rates, rental rates and operating costs. Same property metrics are widely recognized measures in the real estate industry, however, other publicly-traded real estate companies may not calculate and report same property results in the same manner as the Company. Please also see “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Certain Non-GAAP Measures and Reconciliations” for a reconciliation of “same property” results to the most comparable measure reported under GAAP.

Note about Non-GAAP and certain other financial information included in this presentation
In addition to the results reported in accordance with U.S. generally accepted accounting principles ("GAAP") included within this presentation, Kennedy Wilson has provided certain information, which includes non-GAAP financial measures (including Adjusted EBITDA, Adjusted Net Income, Net Operating Income, and Adjusted Fees, as defined above). Such information is reconciled to its closest GAAP measure in accordance with the rules of the SEC, and such reconciliations are included within this presentation. These measures may contain cash and non-cash acquisition-related gains and expenses and gains and losses from the sale of real-estate related investments.  Consolidated non-GAAP measures discussed throughout this report contain income or losses attributable to non-controlling interests. Management believes that these non-GAAP financial measures are useful to both management and Kennedy Wilson's shareholders in their analysis of the business and operating performance of the Company. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures. Additionally, non-GAAP financial measures as presented by Kennedy Wilson may not be comparable to similarly titled measures reported by other companies. Annualized figures used throughout this release and supplemental financial information, and our estimated annual net operating income metrics, are not an indicator of the actual net operating income that the Company will or expects to realize in any period.

Investor Relations	Corporate Headquarters
Daven Bhavsar, CFA	151 S. El Camino Drive
(310) 887-3431	Beverly Hills, CA 90212
dbhavsar@kennedywilson.com	www.kennedywilson.com

KW-IR

Supplemental Financial Information

Kennedy-Wilson Holdings, Inc.
Capitalization Summary
(Unaudited)
(Dollars in millions, except per share data)

	September 30, 2024	December 31, 2023
Market Data
Common stock price per share	$11.05	$12.38
Common stock and convertible preferred stock
Common stock shares outstanding	137,411,923	138,727,521
Shares of common stock underlying convertible perpetual preferred stock and warrants(1)(2)(3)	37,478,315	37,468,568
Total Common stock outstanding and underlying convertible perpetual preferred stock and warrants	174,890,238	176,196,089

Equity Market Capitalization	$1,932.5	$2,181.3

Kennedy Wilson's Share of Debt
Kennedy Wilson's share of property debt	5,500.3	5,538.8
Senior notes payable	1,800.0	1,800.0
Kennedy Wilson Europe bonds	529.8	524.3
Credit Facility	176.5	150.4
Total Kennedy Wilson's share of debt	8,006.6	8,013.5
Total Capitalization	$9,939.1	$10,194.8
Less: Kennedy Wilson's share of cash	(505.0)	(403.0)
Total Enterprise Value	$9,434.1	$9,791.8
(1) Assumes conversion of $300 million of our Series A convertible perpetual preferred stock based on current conversion price of $24.67 per share. The Series A preferred stock is callable by Kennedy Wilson on and after October 15, 2025.
(2) Assumes exercise of warrants based on current conversion price of $23.00 per share, which were issued along with $300 million Series B perpetual preferred stock. The Series B preferred stock is callable by Kennedy Wilson at any time.
(3) Assumes exercise of warrants based on current conversion price of $16.21 per share, which were issued along with $200 million Series C perpetual preferred stock. The Series C preferred stock is callable by Kennedy Wilson at any time.

Kennedy-Wilson Holdings, Inc.
Components of Value Summary
As of September 30, 2024
(Unaudited, Dollars in millions)

Below are key valuation metrics provided to assist in the calculation of a sum-of-the-parts valuation of the Company as of September 30, 2024.

				Kennedy Wilson's Share
Investments		Description	Occupancy	Est. Annual NOI(1)	Page #
Income Producing Assets
1	Multifamily(2)	36,381 units	94.3%	$304.6	21
2a	EU Office	2.5 million consolidated square feet 1.0 million co-investment square feet	93.1%	103.7	22
2b	U.S. Office	0.8 million consolidated square feet 4.2 million co-investment square feet	87.0%	29.4
3	Industrial	11.4 million co-investment square feet	98.0%	18.3	23
4	Loan Investments	117 loan investments KW Loan balance of $272.7 million	N/A	23.4	24
5	Retail	2.6 million square feet	86.7%	12.9	25
	Total Estimated Annual NOI			$492.3

Lease-up, Development, and Non-income Producing Assets				KW Gross Asset Value
6	Lease-up Portfolio(3)(4)	Est. Annual NOI at stabilization: $46-$51 million	20.3%	$1,037.2	26
7	Development Projects(3)(4)	Est. Annual NOI at stabilization: $14 million	N/A	341.7	27
8	Residential and other(3)	13 investments	N/A	265.5	25
	Total KW Gross Asset Value			$1,644.4

Investment Management			Fee-Bearing Capital	Total
9	Investment management - Base Fees	Asset management and origination fees (T-12)(5)	$8,800	$86.0	31
10	Investment management - Carried Interests Receivable, net	Accrued carried interests receivable, net		$24.1

Net Debt, Hedging and KW Share Count				Total
11	KW Share of Debt	Secured and Unsecured Debt		$8,006.6
12	KW Share of Cash	Cash		(505.0)
	Total Net Debt			$7,501.6	29

13	KW Share of Interest Rate and Currency Hedging Contracts(6)	Corporate and Property Level		$(10.9)

	Total Common stock outstanding and underlying convertible preferred stock			174,890,238	16
(1) Based on weighted average ownership figures held by KW.
(2) Includes 10,825 affordable units the Company owns through its Vintage Housing Holdings platform. Kennedy Wilson's equity investment in Vintage Housing Holdings has a fair value of $311.5 million as of September 30, 2024.
(3) See additional detail related to Lease-up, Development, and Non-income Producing Assets, as of September 30, 2024. KW Share of Debt below is included in the Net Debt amounts within the Components of Value Summary above.

	KW Gross Asset Value	KW Share of Debt	Investment Account (GAV - share of debt)
Lease-up	$1,037.2	$307.3	$729.9
Development	341.7	75.3	266.4
Residential and other	265.5	20.1	245.4
Total	$1,644.4	$402.7	$1,241.7
(4) Includes $125.9 million of gross asset value related to development that the Company owns through its investment Vintage Housing Holdings as of September 30, 2024.
(5) TTM figures are representative of the trailing 12 months and are not indicators of the actual results that the Company will or expects to realize in any period.
(6) Includes $(20.1) million included within net Other Liabilities and $9.2 million within Unconsolidated investments on the Company's Consolidated Balance Sheet .

Kennedy-Wilson Holdings, Inc.
Stabilized Portfolio
As of September 30, 2024
(Unaudited, Dollars in millions)

The following information reflects Kennedy Wilson's Pro-rata share of Estimated Annual NOI (from income-producing assets) by geography and property type, as of September 30, 2024, of which 53% is derived from consolidated assets.

# KENNEDY WILSON'S SHARE OF ESTIMATED ANNUAL NOI

## BY COUNTRY
($492 MILLION TOTAL)

$7
1%
Other
$81
16%
United Kingdom
$86
18%
Ireland
$318
65%
U.S.

## BY PROPERTY TYPE
($492 MILLION TOTAL)

$31
6%
Industrial & Retail
$23
5%
Loans
$29
6%
U.S. Office
$104
21%
EU Office
$305
62%
Multifamily

	Pacific Northwest	Southern California	Northern California	Mountain West	Other U.S.	U.K.	Ireland	Italy	Spain	Total
Multifamily - Market Rate	$49.5	$34.8	$26.7	$97.9	$—	$—	$42.7	$—	$—	$251.6
Multifamily - Affordable	32.7	5.9	3.5	10.9	—	—	—	—	—	53.0
Office	3.0	15.4	8.6	2.4	—	60.2	36.4	7.1	—	133.1
Industrial	—	—	1.9	1.5	—	13.2	1.4	—	0.3	18.3
Retail	—	0.7	—	0.8	—	6.0	5.4	—	—	12.9
Loans	1.1	6.3	3.5	3.1	8.1	1.3	—	—	—	23.4
Total Estimated Annual NOI	$86.3	$63.1	$44.2	$116.6	$8.1	$80.7	$85.9	$7.1	$0.3	$492.3

Kennedy-Wilson Holdings, Inc.
Segment Investment Summary
As of September 30, 2024
(Unaudited)
(Dollars in millions, except Fee-Bearing Capital)

The following summarizes Kennedy Wilson's income-producing portfolio by segment. Excluded below are lease-up, development, and residential and other investments.

Stabilized Portfolio
KW Segment	Description	Balance Sheet Classification	Multifamily Units	Commercial Rentable Sq. Ft.	Loan Investments	KW Share of Est. Annual NOI	Fee-Bearing Capital(1) ($bn)	KW Gross Asset Value	Ownership(2)
1) Consolidated	Consists primarily of wholly-owned real estate investments	Consolidated	9,718	4.3	—	$262.0	$—	$4,836.0	97%

2) Co-investment Portfolio:
~50% owned	Consists primarily of 50/50 investments with partners and our Vintage Housing joint-venture	Unconsolidated	21,279	1.0	—	169.2	1.3	3,168.2	49%
Minority-held	Includes fund investments, loans, and other minority-held investments	Unconsolidated	5,384	17.1	117	61.1	7.5	960.7	9%
Co-investment Portfolio			26,663	18.1	117	$230.3	$8.8	$4,128.9	23%

Total Stabilized Portfolio			36,381	22.4	117	$492.3	$8.8	$8,964.9	38%
(1) Includes Fee-Bearing Capital related to lease-up, development, and non-income producing assets.
(2) Weighted average ownership figures based on the Company’s share of NOI and are presented on a pre-promote basis.

Kennedy-Wilson Holdings, Inc.
Multifamily Portfolio
As of September 30, 2024
(Unaudited)
(Dollars in millions, except average rents per unit)

		Consolidated	Co-Investment (Unconsolidated)
Multifamily	# of Assets	Market-Rate Units	Market-Rate Units	VHH Affordable Units (5)	Total # of Units	Market-Rate Occupancy (Asset Level)	Market-Rate Occupancy (KW Share)	VHH Affordable Occupancy	Total Occupancy (KW Share)	Average Rent(1)(2)(3)	KW Share of Estimated Annual NOI(4)
Mountain West	48	5,952	4,478	2,713	13,143	94.2%	94.6%	93.8%	94.5%	$1,635	$108.8
Pacific Northwest	55	1,280	4,613	6,562	12,455	94.3	95.0	94.0	94.5	2,127	82.2
Southern California	14	1,156	2,108	874	4,138	94.4	93.0	98.2	93.8	2,397	40.7
Northern California	10	1,330	1,357	676	3,363	93.9	92.3	96.9	93.0	2,247	30.2
Total Western U.S.	127	9,718	12,556	10,825	33,099	94.3%	94.2%	94.5%	94.2%	$1,915	$261.9
Ireland(4)	12	—	3,282	—	3,282	94.9	94.9	—	94.9	2,773	42.7
Total Stabilized	139	9,718	15,838	10,825	36,381	94.3%	94.3%	94.5%	94.3%	$2,006	$304.6

Lease-up Assets	3	—	232	462	694	See Page 26 for more information
Development Projects	9	210	288	1,198	1,696	See Page 27 for more information
Total	12	210	520	1,660	2,390

Total Multifamily	151	9,928	16,358	12,485	38,771
(1) Average Monthly Rents Per Unit is defined as the total potential monthly rental revenue (actual rent for occupied units plus market rent for vacant units) divided by the number of units, and are weighted averages based on the Company's ownership percentage in the underlying properties.
(2) Average Monthly Rents Per Market Rate Unit for the market rate portfolio based on Kennedy Wilson's share of units. Average Monthly Rents Per Unit for the affordable portfolio are $1,487 per month, including $1,296, $1,527, $1,787, and $1,472 for Mountain West, Pacific Northwest, Southern California and Northern California, respectively.
(3) Excludes 619 units related to investment in Langdon Park Capital.
(4) Estimated foreign exchange rates are €1.00 = $1.12 USD, and £1.00 = $1.34 USD related to NOI.
(5) The Company has a 45% economic ownership interest in its Vintage Housing affordable portfolio.

Kennedy-Wilson Holdings, Inc.
Office Portfolio
As of September 30, 2024
(Unaudited)
(Dollars and Square Feet in millions, except average rent per sq. ft.)

		Consolidated	Co-Investment (Unconsolidated)
Office	# of Assets	Rentable Sq. Ft.	Rentable Sq. Ft.	Total Rentable Sq. Ft.	Occupancy (Asset Level)	Occupancy (KW Share)	Average Annual Rent per Sq. Ft.(1)	Kennedy Wilson's Share of Estimated Annual NOI
Pacific Northwest	2	—	0.6	0.6	90.2%	96.2%	$30.3	$3.0
Southern California(2)	6	0.5	0.9	1.4	80.5	86.3	49.2	15.4
Northern California	4	0.3	1.0	1.3	91.9	87.2	36.4	8.6
Mountain West	5	—	1.7	1.7	84.0	83.8	20.6	2.4
Total Western U.S.	17	0.8	4.2	5.0	85.7%	87.0%	$40.0	$29.4
United Kingdom(3)	9	1.3	0.5	1.8	86.9	89.2	47.2	60.2
Ireland(3)(4)	9	0.6	0.5	1.1	96.0	95.6	50.1	36.4
Italy(3)	6	0.6	—	0.6	100.0	100.0	13.9	7.1
Total Europe(3)	24	2.5	1.0	3.5	92.0%	93.1%	$40.8	$103.7

Total Stabilized	41	3.3	5.2	8.5	88.2%	91.2%	$40.6	$133.1

Lease-up Assets	9	0.9	1.1	2.0	See page 26 for more information
Development Projects	1	0.1	—	0.1	See page 27 for more information
Total	10	1.0	1.1	2.1

Total Office	51	4.3	6.3	10.6
(1) Average Annual Rent per Sq. Ft. represents contractual rents as in-place as of September 30, 2024 and are weighted averages based on the Company's ownership percentage in the underlying properties.
(2) Includes our corporate headquarters wholly-owned by KW comprising 58,000 sq. ft., 100% occupancy, and $3.0 million in Estimated Annual NOI.
(3) Estimated foreign exchange rates are €1.00 = $1.12 USD, and £1.00 = $1.34 USD related to NOI.
(4) Includes our Irish headquarters wholly-owned by KW comprising 19,000 sq. ft., 100% occupancy, and $1.3 million in Estimated Annual NOI.

Kennedy-Wilson Holdings, Inc.
Industrial Portfolio
As of September 30, 2024
(Unaudited)
(Dollars and Square Feet in millions, except average rent per sq. ft.)

		Co-Investment (Unconsolidated)
Industrial	# of Assets	Rentable Sq. Ft.	Occupancy (Asset Level)	Occupancy (KW Share)	Average Annual Rent per Sq. Ft.(1)	Kennedy Wilson's Share of Estimated Annual NOI
Mountain West	4	0.9	98.3	98.1	$11.3	$1.5
Northern California	3	1.6	100.0	100.0	6.0	1.9
Total Western U.S.	7	2.5	99.4%	99.4%	$7.6	$3.4
United Kingdom(2)	75	7.9	97.0	98.0	9.9	13.2
Ireland(2)	21	0.8	92.0	93.0	10.1	1.4
Spain(2)	3	0.2	100.0	100.0	5.6	0.3
Total Europe(2)	99	8.9	96.7%	97.6%	$9.8	$14.9

Total Stabilized	106	11.4	97.3%	98.0%	$9.3	$18.3

Lease-up Assets	7	0.8	See page 26 for more information
Development Projects	4	TBD	See page 27 for more information
Total	11	0.8

Total Industrial	117	12.2
(1) Average Annual Rent per Sq. Ft. represents contractual rents as in-place as of September 30, 2024 and are weighted averages based on the Company's ownership percentage in the underlying properties.
(2) Estimated foreign exchange rates are €1.00 = $1.12 USD, and £1.00 = $1.34 USD related to NOI.

Kennedy-Wilson Holdings, Inc.
Loan Investment Portfolio
As of September 30, 2024
(Unaudited)

Loan Investment	# of Loans	Average Interest Rate (KW Share)	Loan Balance (KW Share)	Kennedy Wilson's Share of Annual Interest Income
Southern California	20	8.9%	$71.0	$6.3
Northern California	18	7.0%	49.4	3.5
Mountain West	19	8.6%	36.2	3.1
Pacific Northwest	8	4.3%	24.6	1.1
Other U.S.	48	10.3%	78.9	8.1
Total U.S.	113	8.5%	$260.1	$22.1
United Kingdom(1)	4	10.7%	12.6	1.3
Total Loan Investment	117	8.7%	$272.7	$23.4
(1) Estimated foreign exchange rate is £1.00 = $1.34 USD related to Loan Balance and Annual Interest Income.

Loan Originations	Q3-24	YTD-24
# of Loan Originations	5	25
Gross Origination Commitment	$421.5	$2,090.0
KW Share of Commitment (2.5%)	$10.5	$52.3
KW Origination Fee	$4.2	$20.9

Fundings and Repayments	Q3-24		YTD-24
	Investment Level	KW Share	Investment Level	KW Share
Loan Fundings	$205.0	$9.7	$715.8	$32.6
Repayments	$220.1	$11.0	$524.7	$26.2

Kennedy-Wilson Holdings, Inc.
Other Investments
As of September 30, 2024
(Unaudited)
(Dollars and Square Feet in millions, except average rent per sq. ft.)

		Consolidated	Co-Investment (Unconsolidated)
Retail	# of Assets	Rentable Sq. Ft.	Rentable Sq. Ft.	Total Rentable Sq. Ft.	Occupancy (Asset Level)	Occupancy (KW Share)	Average Annual Rent per Sq. Ft.(1)	Kennedy Wilson's Share of Estimated Annual NOI
Southern California	3	—	0.9	0.9	92.4	86.5	$62.5	$0.7
Mountain West	1	—	0.5	0.5	91.1	91.1	19.5	0.8
Total Western U.S.	4	—	1.4	1.4	91.2%	90.3%	$26.2	$1.5
United Kingdom(2)	5	0.9	0.1	1.0	91.5	89.1	14.2	6.0
Ireland(2)	1	0.2	—	0.2	76.3	76.3	48.4	5.4
Total Europe(2)	6	1.1	0.1	1.2	89.3%	86.4%	$20.6	$11.4

Total Retail	10	1.1	1.5	2.6	89.9%	86.7%	$20.9	$12.9
(1) Average Annual Rent per Sq. Ft. represents contractual rents as in-place as of September 30, 2024 and are weighted averages based on the Company's ownership percentage in the underlying properties.
(2) Estimated foreign exchange rates are €1.00 = $1.12 USD, and £1.00 = $1.34 USD related to NOI.

Hotel	# of Assets	Hotel Rooms
Hawaii (currently in lease-up)	1	150	See page 27 for more information
Total Hotel	1	150

Residential and Other	# of Investments	Total Acres	Single Family Rental Units Planned	Single Family Rental Units Delivered	KW Gross Asset Value
Southern California	2	527	—	—	$25.5
Hawaii	1	542	—	—	143.2
Total Western U.S.	3	1,069	—	—	$168.7
United Kingdom	2	—	223	30	20.2
Total Residential	5	1,069	223	30	$188.9

Other Investments	8	—	—	—	$76.6
Total Residential and Other	13	1,069	223	30	$265.5

Kennedy-Wilson Holdings, Inc.
Lease-up Portfolio
As of September 30, 2024
(Unaudited)
(Dollars in millions)
Lease-up Portfolio
This section includes the Company's assets that are undergoing lease-up. There is no certainty that these assets will reach stabilization in the time periods shown. In addition, the cost to complete lease-up assets is subject to many uncertainties that are beyond our control, and the actual costs may be significantly higher than the estimates shown below. All dollar amounts are Kennedy Wilson's share.

Property	Location	Type	KW Ownership %	# of Assets	Commercial Sq. Ft.	MF Units	Leased %	KW Share Est. Stabilized NOI	KW Est. Costs to Complete(1)	KW Gross Asset Value
2025
Coopers Cross	Ireland(2)	Office	50%	1	395,000	—	—	$11.8	$3.6	$159.5
90 East Buildings C and D	Pacific Northwest	Office	100%	1	410,000	—	—	7.4	11.1	112.6
The Cornerstone	Ireland(2)	Multifamily	50%	1	20,000	232	42	3.4	0.9	68.4
Hamilton Landing H4 & H7	Northern California	Office	100%	1	118,000	—	34	2.8	5.9	35.9
Stockley Park	United Kingdom(2)	Office	100%	1	54,000	—	—	2.5	—	38.8
The Heights Building 4	United Kingdom(2)	Office	51%	1	78,000	—	40	1.9	—	26.0
	2025 Subtotal			6	1,075,000	232	13%	$29.8	$21.5	$441.2
2026
Kona Village	Hawaii	Hotel	50%	1	—	—	—%	$15-$20	$—	$374.7
	2026 Subtotal			1	—	—	—%	$15-$20	$—	$374.7

	Total Lease-Up			7	1,075,000	232	13%	$45-$50	$21.5	$815.9
Note: The table above excludes minority-held investments, and three wholly-owned assets where the scope is still being explored, totaling KW Gross Asset Value of $195 million.

(1)    Figures shown in this column are an estimate of KW's remaining costs to develop to completion or to complete the entitlement process net of existing tenant improvement reserves, as applicable, as of September 30, 2024. Total remaining costs may be financed with third-party cash contributions, proceeds from projected sales, and/or debt financing. These figures are budgeted costs and are subject to change. There is no guarantee that the Company will be able to secure the project-level debt financing that is assumed in the figures above.  If the Company is unable to secure such financing, the amount of capital that the Company will have to invest to complete the projects above may significantly increase.
(2) Estimated foreign exchange rates are €1.00 = $1.12 USD, and £1.00 = $1.34 USD related to NOI.

Kennedy-Wilson Holdings, Inc.
Development Projects
As of September 30, 2024
(Unaudited)
(Dollars in millions)
Market Rate - Development Projects
This section includes the market rate development or redevelopment projects that the Company is undergoing or considering, and excludes Vintage Housing Holdings and residential investments. The scope of these projects may change. There is no certainty that the Company will develop or redevelop any or all of these potential projects. In addition, the cost to complete development projects is subject to many uncertainties that are beyond our control, and the actual costs may be significantly higher than the estimates shown below. All dollar amounts are at Kennedy Wilson's share.

					If Completed						Current
Property	Location	Type	Status	KW Ownership %	Est. Completion Date(1)	Est. Stabilization Date	MF Units	KW Share Est. Stabilized NOI	KW Est. Total Cost(1)	Est. Yield on Cost	KW Costs Incurred(2)	KW Est. Costs to Complete(1)
Two10	Pacific Northwest	Multifamily	Under Construction	90%	2024	2025	210	3	65	5%	62	3
Cloudveil	Mountain West	Multifamily	Under Construction	63%	2025	2026	288	4	46	7%	16	30
Bend	Pacific Northwest	Multifamily	In Planning	43%	TBD	TBD	TBD	TBD	TBD	TBD	22	TBD
							498	$7	$111	6%	$100	$33
Note: The table above excludes minority-held development projects and three development projects where the scope is still being explored, totaling KW Gross Asset Value of $147 million.

(1)    Figures shown in this column are an estimate of KW's remaining costs to develop to completion or to complete the entitlement process, as applicable, as of September 30, 2024. Total remaining costs may be financed with third-party cash contributions, proceeds from projected sales, and/or debt financing. Kennedy Wilson expects to fund approximately $3 million of its share of remaining costs to complete with cash. These figures are budgeted costs and are subject to change. There is no guarantee that the Company will be able to secure the project-level debt financing that is assumed in the figures above.  If the Company is unable to secure such financing, the amount of capital that the Company will have to invest to complete the projects above may significantly increase. KW cost to complete differs from KW share total capitalization as the latter includes costs that have already been incurred to date while the former relates to future estimated costs.
(2) Includes land costs.

Kennedy-Wilson Holdings, Inc.
Vintage Housing Holdings - Lease-up and Development Projects
As of September 30, 2024
(Unaudited)
(Dollars in millions)
Vintage Housing Holdings - Lease-up and Development Projects
This section includes the Company's lease-up assets and development projects or redevelopment projects that the Company is undergoing or considering through its Vintage platform, which the Company has a 45% ownership interest in. The Company expects to have no cash equity basis in these projects at completion due to the use of property level debt and proceed from the sale of tax credits. The scope of these projects may change. There is no certainty the lease-up assets will reach stabilization or the Company will develop or redevelop any or all of these potential projects. All dollar amounts are Kennedy Wilson's share.

			If Completed					Current
Property	Location	Status	Est. Completion Date(1)	Est. Stabilization Date	MF Units	Est. Cash to KW(2)	KW Share Est. Stabilized NOI	KW Cash Basis	Leased %
Spanish Springs	Mountain West	Lease-up	n/a	2025	257	$0.3	$0.9	$—	13
Washington Station	Mountain West	Lease-up	n/a	2025	205	0.6	0.7	—	15
Redfield	Mountain West	Under Construction	2025	2025	223	1.7	0.9	—	—
Beacon Hill	Pacific Northwest	Under Construction	2025	2026	272	3.0	1.7	2.3	—
Lockwood	Southern California	Under Construction	2025	2026	376	0.5	2.3	0.5	—
Lake Stevens	Pacific Northwest	In Planning	2026	2026	191	7.4	1.2	5.9
Folsom	Northern California	In Planning	2026	2026	136	4.0	0.6	4.0	—
					1,660	$17.5	$8.3	$12.7
(1) The actual completion date for projects is subject to several factors, many of which are not within our control. Accordingly, the projects identified may not be completed when expected, or at all. Kennedy Wilson expects to have no cash equity basis in these projects at completion.
(2) Represents the total cash Kennedy Wilson currently expects to receive from paid developer fees and proceeds from the sale of tax credits. Payment of the developer fee is contingent on the Company’s ability to meet certain criteria as outlined in each project’s Limited Partnership Agreement and may vary based on a number of factors.

Kennedy-Wilson Holdings, Inc.
Debt and Liquidity Schedule
As of September 30, 2024
(Unaudited)
(Dollars in millions)

	Consolidated @ KW Share				Unconsolidated @ KW Share
Maturity (5)	Secured(1)		Kennedy Wilson Europe Unsecured Bonds(2)	KW Unsecured Debt(3)	Unconsolidated Secured	Vintage Housing		KW Share
2024	$58.7		$—	$—	$86.0	$1.2		$145.9
2025	145.7	(7)	529.8	—	393.8	23.0	(6)	1,092.3
2026	677.9		—	—	439.6	29.3		1,146.8
2027	351.1		—	—	419.1	5.7		775.9
2028	339.4		—	176.5	164.1	17.8		697.8
2029	232.8		—	600.0	395.3	18.5		1,246.6
2030	194.2		—	600.0	18.7	27.8		840.7
2031	517.8		—	600.0	106.6	12.1		1,236.5
2032	40.1		—	—	68.6	6.7		115.4
2033	77.8		—	—	52.6	68.4		198.8
Thereafter	47.1		—	—	9.2	453.6		509.9
Total	$2,682.6		$529.8	$1,976.5	$2,153.6	$664.1		$8,006.6

Cash	(120.9)		(103.3)	(137.1)	(77.2)	(66.5)		(505.0)
Net Debt	$2,561.7		$426.5	$1,839.4	$2,076.4	$597.6		$7,501.6

Effective Interest Rate(4)	4.5%		3.3%	4.8%	4.8%	4.8%		4.6%
Years to Maturity(5)	4.0		1.1	5.3	3.1	14.4		4.8

(1) Excludes $78.9 million of secured consolidated debt related to noncontrolling interests, $10.9 million of unamortized loan fees and unamortized net premium of $1.5 million, as of September 30, 2024.
(2) Excludes $0.3 million of unamortized loan fees and unamortized net discount of $0.6 million, as of September 30, 2024.
(3) Excludes $24.1 million of unamortized loan fees and unamortized net discount of $2.8 million, as of September 30, 2024.
(4) Includes the effect of interest rate hedges and excludes prepaid loan costs.
(5) Reflects maturity dates (including extension options, available at the Company’s option and subject to certain conditions precedent).
(6) $20.4 million of Vintage Housing maturities in 2025 are expected to be paid off using tax credit equity.
(7) $22.1 million of Consolidated Secured mortgage debt refinanced during October 2024.

Kennedy-Wilson Holdings, Inc.
Debt and Liquidity Schedule (continued)
As of September 30, 2024
(Unaudited)
(Dollars in millions)
Kennedy Wilson has exposure to fixed and floating rate debt through its corporate debt along with debt encumbering its consolidated properties and its joint venture investments. The table below details Kennedy Wilson's total consolidated and unconsolidated debt by interest rate type.

	KW Share of Debt
	Fixed Rate Debt	Floating with Interest Hedges	Floating without Interest Hedges	Total KW Share of Debt
Secured Investment Level Debt	$3,521.0	$1,694.7	$284.6	$5,500.3
Kennedy Wilson Europe Unsecured Bonds	529.8	—	—	529.8
KW Unsecured Debt	1,800.0	176.5	—	1,976.5
Total	$5,850.8	$1,871.2	$284.6	$8,006.6
% of Total Debt	73%	23%	4%	100%

	KW Share of Secured Investment Debt
	Multifamily	Office	Industrial	Retail	Hotels	Residential and Other	Total	% of KW Share
Pacific Northwest	$1,048.7	$48.0	$—	$3.3	$—	$—	$1,100.0	20%
Southern California	339.3	133.0	—	4.3	—	—	476.6	9%
Northern California	420.3	79.1	19.2	—	—	—	518.6	9%
Mountain West	1,325.5	20.9	19.5	5.6	—	—	1,371.5	25%
Hawaii	—	—	—	—	125.0	20.1	145.1	3%
Total Western US	$3,133.8	$281.0	$38.7	$13.2	$125.0	$20.1	$3,611.8	66%

United Kingdom	$—	$547.0	$172.2	$—	$—	$—	$719.2	13%
Ireland	602.2	488.7	24.3	50.6	—	—	1,165.8	21%
Spain	—	—	3.5	—	—	—	3.5	—%
Total Europe	$602.2	$1,035.7	$200.0	$50.6	$—	$—	$1,888.5	34%

Total	$3,736.0	$1,316.7	$238.7	$63.8	$125.0	$20.1	$5,500.3	100%
% of Total Debt	69%	24%	4%	1%	2%	—%	100%

Kennedy-Wilson Holdings, Inc.
Investment Management Platform
(Unaudited, Dollars in millions)
Kennedy Wilson's investment management and real estate services platform offers a comprehensive line of real estate services for the full lifecycle of real estate ownership. Kennedy Wilson has approximately $28 billion in Real Estate AUM(1) as of September 30, 2024.

Adjusted Fees
	Q3		YTD
Fee Description	2024	2023	2024	2023
Investment Management — Base	$17.7	$15.0	$48.3	$38.0
Investment Management — Loan Origination/Acquisition/Disposition	4.1	0.5	21.3	7.8
Total - Investment Management — Base and Transaction	21.8	15.5	69.6	45.8

Investment Management — Carried Interests:
Unrealized(2)	(16.4)	(17.9)	(45.1)	(36.3)

Property Services	0.5	0.7	0.9	1.6
Total Adjusted Fees(3)	$5.9	$(1.7)	$25.4	$11.1
(1) As defined in "Common Definitions" section of the earnings release.
(2) KW had accrued net carried interests receivable of $24.1 million as of September 30, 2024.
(3) Please see the appendix for a reconciliation of Adjusted Fees to its closest GAAP measure.

Kennedy-Wilson Holdings, Inc.
Multifamily Same Property Analysis
(Unaudited)
(Dollars in millions)
Same Property Analysis By Region - Kennedy Wilson's Pro-Rata Share
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same Property changes to Kennedy Wilson. The analysis below excludes minority-owned investments.

Three Months Ended September 30,	Units	Average Occupancy %			Total Revenues			Total Operating Expenses			Net Operating Income (Net Effective)(1)
2024 vs. 2023	2024	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change

Market Rate Portfolio
Region:
Mountain West	7,752	94.8%	93.1%	1.8%	$32.9	$32.3	2.0%	$10.9	$10.7	1.4%	$22.1	$21.6	2.4%
Pacific Northwest	4,195	94.5	93.2	1.4%	19.1	18.6	3.0	6.9	6.6	5.6	12.2	12.0	1.6
Southern California	1,898	94.7	94.3	0.4%	9.7	9.5	2.7	3.6	3.5	2.2	6.1	5.9	3.0
Northern California	1,670	93.2	90.4	3.1	9.0	8.5	4.9	3.8	3.7	3.6	5.2	4.9	5.9
Western U.S.	15,515	94.6%	93.0%	1.7%	$70.7	$68.9	2.7%	$25.2	$24.5	3.0%	$45.6	$44.4	2.6%
Ireland	2,488	98.4	98.8	(0.4)	9.4	9.4	0.7	2.2	2.1	3.1	7.2	7.2	—
Market Rate Total	18,003	94.9%	93.5%	1.5%	$80.1	$78.3	2.5%	$27.4	$26.6	3.0%	$52.8	$51.6	2.3%

Affordable Portfolio
Region:
Pacific Northwest	5,977	94.0%	95.5%	(1.6)%	$11.3	$10.5	7.6%	$4.1	$3.7	9.6%	$7.2	$6.8	6.5%
Mountain West	1,800	95.5	96.1	(0.6)	2.7	2.6	4.7	0.9	0.9	7.6	1.8	1.7	3.3
Southern California	704	97.4	96.7	0.8	1.6	1.5	10.3	0.4	0.4	4.1	1.2	1.1	12.6
Northern California	676	96.9	98.1	(1.2)	1.3	1.2	7.0	0.4	0.4	9.1	0.9	0.8	5.9
Affordable Total	9,157	94.8%	95.9%	(1.2)%	$16.9	$15.8	7.3%	$5.8	$5.4	8.9%	$11.1	$10.4	6.5%

Total	27,160	94.9%	94.1%	0.8%	$97.0	$94.1	3.3%	$33.2	$32.0	4.0%	$63.9	$62.0	3.0%

Total Same Property Units	27,160
Excluded from Same-Property analysis:
Units acquired or stabilized after 1/1/23	3,837
Minority-held units	5,384
Total Stabilized Units	36,381
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) Please see the appendix for a reconciliation of Same Property NOI - Net Effective to its closest GAAP measure

Kennedy-Wilson Holdings, Inc.
Multifamily Same Property Analysis (continued)
(Unaudited)
(Dollars in millions)
Same Property Analysis By Region - Kennedy Wilson's Pro-Rata Share
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same Property changes to Kennedy Wilson. The analysis below excludes minority-owned investments.

Nine Months Ended September 30,	Units	Average Occupancy %			Total Revenues			Total Operating Expenses			Net Operating Income (Net Effective)(1)
2024 vs. 2023	2024	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change

Market Rate Portfolio
Region:
Mountain West	7,752	94.4%	92.9%	1.6%	$97.9	$95.6	2.4%	$31.4	$30.2	4.0%	$66.5	$65.4	1.7%
Pacific Northwest	4,195	94.1	93.3	0.9%	56.9	54.9	3.6	20.3	19.2	5.6	36.6	35.7	2.6
Southern California	1,898	94.2	94.0	0.2%	29.1	28.1	3.4	10.6	10.3	2.5	18.5	17.8	4.0
Northern California	1,670	92.0	90.8	1.3	26.6	25.4	4.5	10.9	10.5	3.9	15.7	15.0	5.0
Western U.S.	15,515	94.0%	92.9%	1.3%	$210.5	$204.0	3.1%	$73.2	$70.2	4.2%	$137.3	$133.9	2.6%
Ireland	2,488	98.3	98.9	(0.8)	28.3	27.9	1.4	6.5	6.4	1.0	21.9	21.5	1.5
Market Rate Total	18,003	94.5%	93.5%	1.5%	$238.8	$231.9	2.9%	$79.7	$76.6	3.9%	$159.2	$155.4	2.4%

Affordable Portfolio
Region:
Pacific Northwest	5,977	94.1%	96.2%	(2.2)%	$32.7	$31.3	4.6%	$11.9	$10.8	10.5%	$20.7	$20.4	1.5%
Mountain West	1,800	95.7	95.9	(0.2)	8.2	7.8	5.6	2.8	2.6	7.1	5.4	5.2	4.9
Southern California	704	96.1	97.5	(1.4)	4.7	4.4	6.8	1.2	1.1	6.6	3.5	3.3	6.8
Northern California	676	96.9	97.8	(0.9)	3.9	3.6	9.4	1.3	1.2	10.2	2.6	2.4	8.9
Affordable Total	9,157	94.8%	96.4%	(1.7)%	$49.5	$47.1	5.3%	$17.2	$15.7	9.6%	$32.2	$31.3	3.2%

Total	27,160	94.5%	94.2%	0.4%	$288.3	$279.0	3.3%	$96.9	$92.3	4.9%	$191.4	$186.7	2.6%

Total Same Property Units	27,160
Excluded from Same-Property analysis:
Units acquired or stabilized after 1/1/23	3,837
Minority-held units	5,384
Total Stabilized Units	36,381
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) Please see the appendix for a reconciliation of Same Property NOI - Net Effective to its closest GAAP measure

Kennedy-Wilson Holdings, Inc.
Office Same Property Analysis -
(Unaudited)
(Dollars and Square Feet in millions)
Same Property Analysis By Region - Kennedy Wilson's Pro-Rata Share (including straight-line rents)
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same Property changes to Kennedy Wilson. The analysis below excludes minority-owned investments.

Three Months Ended September 30,	Square Feet	Average Occupancy %			Total Revenues			Total Operating Expenses			Net Operating Income (Net Effective)(1)
2024 vs. 2023	2024	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change

Region:
Southern California(2)	0.2	89.7%	90.5%	(0.8)%	$2.6	$2.8	(9.2)%	$1.1	$1.0	9.4%	$1.5	$1.8	(19.1)%
Northern California	0.3	84.8	84.5	0.4	2.7	2.7	(1.4)	1.1	1.2	(3.4)	1.5	1.5	0.1
Western U.S.	0.5	86.5%	86.6%	(0.1)%	5.3	5.5	(5.4)%	2.2	2.2	2.4%	3.0	3.3	(10.3)%
United Kingdom	1.8	91.1	92.1	(1.1)	13.9	13.7	1.4	1.1	1.1	0.1	12.8	12.6	1.5
Ireland	1.0	95.1	94.3	0.9	8.2	8.1	1.6	0.3	0.2	22.3	7.9	7.8	1.0
Italy	0.6	100.0	100.0	—	2.0	1.8	8.8	0.3	0.2	32.1	1.7	1.6	5.2
Europe	3.4	94.0%	94.3%	(0.3)%	24.1	23.6	2.1%	1.7	1.5	8.3%	22.4	22.0	1.6%

Total	3.9	93.0%	93.2%	(0.3)%	$29.4	$29.1	0.6%	$3.9	$3.7	4.9%	$25.4	$25.3	—%

Total Same Property Square Feet			3.9
Excluded from Same-Property analysis:
Assets acquired or stabilized after 1/1/23 or occupied by KW			0.2
Minority-held office properties			4.4
Total Stabilized Square Feet			8.5
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) Please see the appendix for a reconciliation of Same Property NOI - Net Effective to its closest GAAP measure
(2) Southern California results were driven by straight-line rent adjustments of $0.2 million in Q3-24, related to a lease amendment for an existing tenant.

Kennedy-Wilson Holdings, Inc.
Office Same Property Analysis (continued)
(Unaudited)
(Dollars and Square Feet in millions)

Same Property Analysis By Region - Kennedy Wilson's Pro-Rata Share (including straight-line rents)
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same Property changes to Kennedy Wilson. The analysis below excludes minority-owned investments.

Nine Months Ended September 30,	Square Feet	Average Occupancy %			Total Revenues			Total Operating Expenses			Net Operating Income (Net Effective)(1)
2024 vs. 2023	2024	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change

Region:
Southern California(2)	0.2	90.1%	90.1%	—%	$8.2	$8.4	(2.8)%	$3.3	$3.1	3.3%	$4.9	$5.3	(6.4)%
Northern California(3)	0.3	84.8	85.3	(0.6)	8.0	7.1	12.4	3.6	3.5	3.9	4.4	3.6	20.7
Western U.S.	0.5	86.7%	87.0%	(0.4)%	16.2	15.5	4.2%	6.9	6.6	3.6%	9.3	8.9	4.6%
United Kingdom	1.8	91.8	92.4	(0.7)	42.7	42.2	1.1	3.5	3.1	11.3	39.2	39.1	0.3
Ireland	1.0	94.9	94.4	0.5	24.4	24.1	1.5	0.8	0.8	4.8	23.6	23.3	1.4
Italy	0.6	100.0	100.0	—	6.0	5.5	9.0	0.8	0.9	(14.2)	5.2	4.6	13.6
Europe	3.4	94.2%	94.4%	(0.2)%	73.1	71.8	1.8%	5.1	4.8	5.4%	68.0	67.0	1.6%

Total	3.9	93.2%	93.4%	(0.2)%	$89.3	$87.3	2.2%	$12.0	$11.4	4.4%	$77.3	$75.9	1.9%

Total Same Property Square Feet			3.9
Excluded from Same-Property analysis:
Assets acquired or stabilized after 1/1/22 or occupied by KW			0.2
Minority-held office properties			4.4
Total Stabilized Square Feet			8.5
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) Please see the appendix for a reconciliation of Same Property NOI - Net Effective to its closest GAAP measure
(2) Southern California results were driven by straight-line rent adjustments of $0.2 million in Q3-24, related to a lease amendment for an existing tenant.
(3) Northern California results were driven by elevated allowance for bad debt of $0.5 million in YTD-23, related to a tenant that vacated during the year.

Kennedy-Wilson Holdings, Inc.
Office Same Property Analysis (continued)
(Unaudited)
(Dollars and Square Feet in millions)
Same Property Analysis By Region - Kennedy Wilson's Pro-Rata Share (excluding straight-line rents)
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same Property changes to Kennedy Wilson. The analysis below excludes the effect of straight-line rents, and minority-owned investments.

Three Months Ended September 30,	Square Feet	Average Occupancy %			Total Revenues			Total Operating Expenses			Net Operating Income (Net Effective)(1)
2024 vs. 2023	2024	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change

Region:
Southern California	0.2	89.7%	90.5%	(0.8)%	$2.8	$2.5	10.7%	$1.1	$1.0	9.4%	$1.7	$1.5	11.5%
Northern California	0.3	84.8	84.5	0.4	2.6	2.0	27.5	1.1	1.2	(3.4)	1.5	0.9	69.6
Western U.S.	0.5	86.5%	86.6%	(0.1)%	5.4	4.5	18.2%	2.2	2.2	2.4%	3.2	2.4	32.7%
United Kingdom	1.8	91.1	92.1	(1.1)	12.5	13.7	(8.7)	1.1	1.1	0.1	11.4	12.6	(9.4)
Ireland	1.0	95.1	94.3	0.9	8.6	7.2	19.2	0.3	0.2	22.3	8.3	7.0	19.1
Italy	0.6	100.0	100.0	—	2.0	1.8	8.8	0.3	0.2	32.1	1.7	1.6	5.2
Europe	3.4	94.0%	94.3%	(0.3)%	23.1	22.7	1.6%	1.7	1.5	8.3%	21.4	21.2	1.1%

Total	3.9	93.0%	93.2%	(0.3)%	$28.5	$27.2	4.4%	$3.9	$3.7	4.9%	$24.6	$23.6	4.3%

Total Same Property Square Feet			3.9
Excluded from Same-Property analysis:
Assets acquired or stabilized after 1/1/23 or occupied by KW			0.2
Minority-held office properties			4.4
Total Stabilized Square Feet			8.5
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) Please see the appendix for a reconciliation of Same Property NOI - Net Effective to its closest GAAP measure

Kennedy-Wilson Holdings, Inc.
Office Same Property Analysis (continued)
(Unaudited)
(Dollars and Square Feet in millions)

Same Property Analysis By Region - Kennedy Wilson's Pro-Rata Share (excluding straight-line rents)
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same Property changes to Kennedy Wilson. The analysis below excludes the effect of straight-line rents, and minority-owned investments.

Nine Months Ended September 30,	Square Feet	Average Occupancy %			Total Revenues			Total Operating Expenses			Net Operating Income (Net Effective)(1)
2024 vs. 2023	2024	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change

Region:
Southern California	0.2	90.1%	90.1%	—%	$8.1	$7.6	6.5%	$3.3	$3.1	3.3	$4.8	$4.4	8.7%
Northern California	0.3	84.8	85.3	(0.6)	7.8	6.7	17.5	3.6	3.5	3.9	4.2	3.1	32.7
Western U.S.	0.5	86.7%	87.0%	(0.4)%	15.9	14.3	11.6%	6.9	6.6	3.6%	9.0	7.5	18.6%
United Kingdom	1.8	91.8	92.4	(0.7)	41.3	41.0	0.8	3.5	3.1	11.3	37.9	37.9	—
Ireland	1.0	94.9	94.4	0.5	25.8	20.8	23.6	0.8	0.8	4.8	24.9	20.0	24.3
Italy	0.6	100.0	100.0	—	6.0	5.5	9.0	0.8	0.9	(14.2)	5.2	4.6	13.6
Europe	3.4	94.2%	94.4%	(0.2)%	73.1	67.3	8.6%	5.1	4.8	5.4%	68.0	62.5	8.8%

Total	3.9	93.2%	93.4%	(0.2)%	$89.0	$81.6	9.1%	$12.0	$11.4	4.4%	$77.0	$70.0	9.9%

Total Same Property Square Feet			3.9
Excluded from Same-Property analysis:
Assets acquired or stabilized after 1/1/22 or occupied by KW			0.2
Minority-held office properties			4.4
Total Stabilized Square Feet			8.5
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) Please see the appendix for a reconciliation of Same Property NOI - Net Effective to its closest GAAP measure

Kennedy-Wilson Holdings, Inc.
Real Estate Investment Transactions
(Unaudited)
(Dollars in millions)
Listed below is additional detailed information about the acquisitions and dispositions completed during the three and nine months ended September 30, 2024. For information on loan investment activity, please see page 24.

	100%		Kennedy Wilson's Share
Acquisitions	Real Estate Aggregate Purchase Price	Cap Rate(1)	Real Estate Pro-Rata Purchase Price	Cap Rate(2)	KW Ownership(3)
Q3-24
Western U.S.	$5.8	—%	$2.6	—%	44.8%
Europe	5.2	—%	5.2	—%	100.0%
Total	$11.0	—%	$7.8	—%	70.9%

YTD
Western U.S.	$218.2	6.2%	$45.1	6.4%	20.7%
Europe	128.9	5.3%	24.0	5.3%	18.6%
Total	$347.1	5.9%	$69.1	6.2%	19.9%

	100%		Kennedy Wilson's Share
Dispositions	Real Estate Aggregate Sale Price	Cap Rate(1)	Real Estate Pro-Rata Sale Price	Cap Rate(2)	KW Ownership(3)
Q3-24
Western U.S.	$116.1	6.5%	$67.3	5.9%	58.0%
Europe	117.8	8.1%	80.7	8.2%	68.5%
Total	$233.9	7.3%	$148.0	7.3%	63.3%

YTD
Western U.S.	$248.5	6.9%	$162.2	6.9%	65.3%
Europe	401.3	8.3%	364.2	8.4%	90.8%
Total	$649.8	7.9%	$526.4	8.0%	81.0%
(1) For acquisitions and dispositions, the Cap Rate includes only income-producing properties. For Q3-24, there were $11.0 million acquisitions and $43.8 million of dispositions of non-income producing real estate assets. For YTD-24, there were $22.2 million of acquisitions and $102.3 million of dispositions of non-income producing real estate assets. Please see "common definitions" for a definition of Cap Rate and a description of its limitations.
(2) For acquisitions and dispositions, the Cap Rate includes only income-producing properties at Kennedy Wilson's share. For Q3-24, there were $7.8 million acquisitions and $15.8 million of dispositions of non-income producing real estate assets. For YTD-24, there were $17.4 million of acquisitions and $50.0 million of dispositions of non-income producing real estate assets. Please see "common definitions" for a definition of Cap Rate and a description of its limitations
(3) Kennedy Wilson's ownership is shown on a weighted average basis based upon the aggregate purchase/sale price of each investment and Kennedy Wilson's ownership in each investment at the time of acquisition/disposition.

Kennedy-Wilson Holdings, Inc.
Segment Detail
(Unaudited, Dollars in millions)

	Three Months Ended September 30, 2024
	Consolidated	Co-Investment	Corporate	Total

Revenue
Rental	$97.8	$—	$—	$97.8
Hotel	—	—	—	—
Investment management fees	—	21.6	—	21.6
Property services fees	—	—	0.5	0.5
Loans and other	—	7.6	—	7.6
Total revenue	97.8	29.2	0.5	127.5

Loss from unconsolidated investments
Principal co-investments	—	(3.9)	—	(3.9)
Carried interests	—	(16.4)	—	(16.4)
Loss from unconsolidated investments	—	(20.3)	—	(20.3)

Gain on sale of real estate, net	6.2	—	—	6.2
Expenses
Rental	39.0	—	—	39.0
Hotel	—	—	—	—
Compensation and related (including $6.1 of share-based compensation)	7.6	12.0	10.4	30.0
Carried interests compensation	—	(5.5)	—	(5.5)
General and administrative	3.7	4.5	2.0	10.2
Depreciation and amortization	36.9	—	—	36.9
Total expenses	87.2	11.0	12.4	110.6
Interest expense	(41.3)	—	(25.6)	(66.9)
Loss on early extinguishment of debt	(0.3)	—	—	(0.3)
Other (loss) income	(3.3)	(1.5)	(8.3)	(13.1)
Loss before benefit from income taxes	(28.1)	(3.6)	(45.8)	(77.5)
Benefit from income taxes	(2.7)	—	13.4	10.7
Net loss	(30.8)	(3.6)	(32.4)	(66.8)
Net income attributable to noncontrolling interests	0.2	—	—	0.2
Preferred dividends	—	—	(10.8)	(10.8)
Net loss attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(30.6)	$(3.6)	$(43.2)	$(77.4)

Add back (less) (Kennedy Wilson's Share):
Interest expense	$40.6	$34.3	$25.6	$100.5
Loss on early extinguishment of debt	0.3	—	—	0.3
Depreciation and amortization	35.7	0.9	—	36.6
Benefit from income taxes	2.7	0.2	(13.4)	(10.5)
Share-based compensation	—	—	6.1	6.1
Preferred Dividends	—	—	10.8	10.8
Fees eliminated in consolidation	(0.2)	0.2	—	—
Adjusted EBITDA	$48.5	$32.0	$(14.1)	$66.4

Kennedy-Wilson Holdings, Inc.
Segment Detail (continued)
(Unaudited, Dollars in millions)

	Nine Months Ended September 30, 2024
	Consolidated	Co-Investment	Corporate	Total

Revenue
Rental	$293.0	$—	$—	$293.0
Hotel	9.3	—	—	9.3
Investment management fees	—	69.0	—	69.0
Other	—	—	0.9	0.9
Loan	—	23.7	—	23.7
Total revenue	302.3	92.7	0.9	395.9

Loss from unconsolidated investments
Principal co-investments	—	—	—	—
Carried interests	—	(45.1)	—	(45.1)
Loss from unconsolidated investments	—	(45.1)	—	(45.1)

Gain on sale of real estate, net	112.8	—	—	112.8
Expenses
Rental	113.2	—	—	113.2
Hotel	7.6	—	—	7.6
Compensation and related (including $17.3 of share-based compensation)	25.1	34.1	30.2	89.4
Carried interests compensation	—	(15.5)	—	(15.5)
General and administrative	10.8	11.9	5.3	28.0
Depreciation and amortization	112.2	—	—	112.2
Total expenses	268.9	30.5	35.5	334.9
Interest expense	(120.6)	—	(74.8)	(195.4)
Loss on early extinguishment of debt	(0.5)	—	—	(0.5)
Other income	(0.3)	(10.0)	4.3	(6.0)
Income (loss) before (provision for) benefit from income taxes	24.8	7.1	(105.1)	(73.2)
(Provision for) benefit from income taxes	(17.1)	—	12.9	(4.2)
Net income (loss)	7.7	7.1	(92.2)	(77.4)
Net income attributable to noncontrolling interests	0.4	—	—	0.4
Preferred dividends	—	—	(32.6)	(32.6)
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$8.1	$7.1	$(124.8)	$(109.6)

Add back (less) (Kennedy Wilson's Share):
Interest expense	$118.8	$98.6	$74.8	$292.2
Loss on early extinguishment of debt	0.5	—	—	0.5
Depreciation and amortization	108.4	2.9	—	111.3
Provision for (benefit from) income taxes	17.1	0.4	(12.9)	4.6
Share-based compensation	—	—	17.3	17.3
Preferred dividends	—	—	32.6	32.6
Fees eliminated in consolidation	(0.6)	0.6	—	—
Adjusted EBITDA	$252.3	$109.6	$(13.0)	$348.9

Kennedy-Wilson Holdings, Inc.
Segment Detail (continued)
(Unaudited, Dollars in millions)

	Three Months Ended September 30, 2023
	Consolidated	Co-Investment	Corporate	Total

Revenue
Rental	$102.4	$—	$—	$102.4
Hotel	16.6	—	—	16.6
Investment management fees	—	15.5	—	15.5
Other	—	—	0.7	0.7
Loan	—	8.6	—	8.6
Total revenue	119.0	24.1	0.7	143.8

Income (loss) from unconsolidated investments
Principal co-investments	—	(56.1)	—	(56.1)
Carried interests	—	(17.9)	—	(17.9)
Income from unconsolidated investments	—	(74.0)	—	(74.0)

Gain on sale of real estate, net	30.4	—	—	30.4
Expenses
Rental	38.4	—	—	38.4
Hotel	9.8	—	—	9.8
Compensation and related (includes $7.3 of share-based compensation)	13.2	5.5	12.4	31.1
Carried interests compensation	—	(6.0)	—	(6.0)
General and administrative	4.8	1.9	1.7	8.4
Depreciation and amortization	38.8	—	—	38.8
Total expenses	105.0	1.4	14.1	120.5
Interest expense	(40.8)	—	(23.4)	(64.2)
Loss on early extinguishment of debt	—	—	—	—
Other income	(4.9)	(2.5)	8.1	0.7
Income (loss) before provision for income taxes	(1.3)	(53.8)	(28.7)	(83.8)
Provision for income taxes	0.7	—	19.0	19.7
Net income (loss)	(0.6)	(53.8)	(9.7)	(64.1)
Net loss attributable to noncontrolling interests	(17.3)	—	—	(17.3)
Preferred dividends	—	—	(10.8)	(10.8)
Net (loss) income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(17.9)	$(53.8)	$(20.5)	$(92.2)

Add back (less) (Kennedy Wilson's Share):
Interest expense	$40.2	$25.8	$23.4	$89.4
Loss on early extinguishment of debt	—	—	—	—
Depreciation and amortization	37.4	0.8	—	38.2
Provision for income taxes	(0.7)	(0.6)	(19.0)	(20.3)
Share-based compensation	—	—	7.3	7.3
Preferred dividends	—	—	10.8	10.8
Fees eliminated in consolidation	—	—	—	—
Adjusted EBITDA	$59.0	$(27.8)	$2.0	$33.2

Kennedy-Wilson Holdings, Inc.
Segment Detail (continued)
(Unaudited, Dollars in millions)

	Nine Months Ended September 30, 2023
	Consolidated	Co-Investment	Corporate	Total

Revenue
Rental	$315.6	$—	$—	$315.6
Hotel	42.7	—	—	42.7
Investment management fees	—	45.6	—	45.6
Other	—	—	1.6	1.6
Loan	—	17.0	—	17.0
Total revenue	358.3	62.6	1.6	422.5

Income from unconsolidated investments
Principal co-investments	—	(33.4)	—	(33.4)
Carried interests	—	(36.3)	—	(36.3)
Income from unconsolidated investments	—	(69.7)	—	(69.7)

Gain on sale of real estate, net	138.6	—	—	138.6
Expenses
Rental	113.7	—	—	113.7
Hotel	27.4	—	—	27.4
Compensation and related (including $21.7 of share-based compensation)	36.4	24.0	38.3	98.7
Carried interests compensation	—	(5.5)	—	(5.5)
General and administrative	12.7	7.6	5.2	25.5
Depreciation and amortization	118.3	—	—	118.3
Total expenses	308.5	26.1	43.5	378.1
Interest expense	(119.0)	—	(73.5)	(192.5)
Loss on early extinguishment of debt	(1.6)	—	—	(1.6)
Other income	7.1	(2.5)	17.4	22.0
Income (loss) before (provision for) benefit from income taxes	74.9	(35.7)	(98.0)	(58.8)
(Provision for) benefit from income taxes	(7.3)	—	20.6	13.3
Net income (loss)	67.6	(35.7)	(77.4)	(45.5)
Net loss attributable to noncontrolling interests	(21.4)	—	—	(21.4)
Preferred dividends	—	—	(27.1)	(27.1)
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$46.2	$(35.7)	$(104.5)	$(94.0)

Add back (less) (Kennedy Wilson's Share):
Interest expense	$117.2	$68.9	$73.5	$259.6
Loss on early extinguishment of debt	1.6	—	—	1.6
Depreciation and amortization	114.5	2.4	—	116.9
Provision for (benefit from) income taxes	7.3	(0.4)	(20.6)	(13.7)
Share-based compensation	—	—	21.7	21.7
Preferred dividends	—	—	27.1	27.1
Fees eliminated in consolidation	(0.2)	0.2	—	—
Adjusted EBITDA	$286.6	$35.4	$(2.8)	$319.2

NON-GAAP PRO RATA FINANCIAL INFORMATION

The following non-GAAP Pro-rata information is not intended to be a presentation in accordance with GAAP. The Pro-rata financial information reflects our proportionate economic ownership of each asset in our portfolio that we do not wholly own. The amounts in the column labeled “KW Share of Unconsolidated Investments” were derived on a property-by-property basis by applying to each financial statement line item the ownership percentage interest used to arrive at our share of net income or loss during the period when applying the equity method of accounting to each of our unconsolidated joint ventures. A similar calculation was performed for the amounts in the column labeled “Noncontrolling Interests,” which represents the share of consolidated assets attributable to noncontrolling interests.

We do not control the unconsolidated investments and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated investments generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the unconsolidated investments and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages. We provide this information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated investments when read in conjunction with the Company’s reported results under GAAP.

The presentation of Pro-rata financial information has limitations as an analytical tool. Some of these limitations include:

• The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

• Other companies in our industry may calculate their pro rata interest differently than we do, which limits the usefulness of the amount in our pro rata financial statements as a comparative measure.

Because of these limitations, the pro rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under U.S. GAAP. We compensate for these limitations by relying primarily on our U.S. GAAP results and using the Pro-rata financial information only supplementally.

Kennedy-Wilson Holdings, Inc.
Non-GAAP Pro-rata Financial Information
(Unaudited)
(Dollars in millions)

	September 30, 2024		December 31, 2023
	Non-GAAP	Non-GAAP	Non-GAAP	Non-GAAP
	Noncontrolling Interests (2)	KW Share of Unconsolidated Investments (3)	Noncontrolling Interests (2)	KW Share of Unconsolidated Investments (3)
Assets
Cash and cash equivalents	$(5.8)	$143.7	$(5.5)	$94.8
Accounts receivable, net	(0.5)	51.0	(0.4)	84.9
Real estate and acquired in place lease values, net of accumulated depreciation and amortization (1)	(119.6)	4,636.6	(118.7)	4,619.7
Unconsolidated investments	—	(2,052.9)	—	(2,069.1)
Other assets, net	(5.2)	178.4	(5.2)	142.4
Loan purchases and originations, net	—	13.0	—	12.1
Total assets	$(131.1)	$2,969.8	$(129.8)	$2,884.8

Liabilities
Accounts payable	$(0.6)	$—	$(0.3)	$—
Accrued expenses and other liabilities (including $220.6 and $234.4 of deferred tax liabilities)	(12.6)	152.1	(9.7)	125.0
Mortgage debt	(78.8)	2,817.7	(76.5)	2,759.8
KW unsecured debt	—	—	—	—
KWE unsecured bonds	—	—	—	—
Total liabilities	(92.0)	2,969.8	(86.5)	2,884.8
Equity
Total Kennedy-Wilson Holdings, Inc. shareholders’ equity	—	—	—	—
Noncontrolling interests	(39.1)	—	(43.3)	—
Total equity	(39.1)	—	(43.3)	—
Total liabilities and equity	$(131.1)	$2,969.8	$(129.8)	$2,884.8
(1) Includes Kennedy Wilson's total share of accumulated depreciation and amortization of $32.2 million and $49.6 million relating to noncontrolling interests and unconsolidated investments, and $30.1 million and $48.7 million relating to noncontrolling interests and unconsolidated investments, as of September 30, 2024 and December 31, 2023, respectively.
(2) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(3) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.

Kennedy-Wilson Holdings, Inc.
Non-GAAP Pro-rata Financial Information
(Unaudited)
(Dollars in millions)

	Q3 - 2024		Q3 - 2023
	Non-GAAP	Non-GAAP	Non-GAAP	Non-GAAP
	Noncontrolling Interests(1)	KW Share of Unconsolidated Investments(2)	Noncontrolling Interests(1)	KW Share of Unconsolidated Investments(2)
Revenue
Rental	$(3.2)	$73.9	$(3.2)	$65.0
Hotel	—	8.6	—	4.6
Sale of real estate	—	12.5	—	1.2
Investment management and property services fees	0.2	—	—	—
Total revenue	(3.0)	95.0	(3.2)	70.8

Total income from unconsolidated investments	—	20.3	—	74.0

Fair value (3)	—	(10.4)	—	(61.8)
Carried interests	—	(16.4)	—	(17.9)
Gain on sale of real estate, net	—	—	(17.3)	—

Expenses
Rental	(1.2)	24.1	(1.2)	21.2
Hotel	—	9.3	—	7.8
Cost of real estate sold	—	13.7	—	0.7
Compensation and related	—	—	—	—
General and administrative	—	—	—	—
Depreciation and amortization	(1.3)	1.0	(1.3)	0.8
Total expenses	(2.5)	48.1	(2.5)	30.5
Interest expense	0.6	(34.1)	0.6	(25.9)
Other loss	0.1	(6.1)	0.1	(9.2)
Income before benefit from income taxes	0.2	0.2	(17.3)	(0.5)
Benefit from income taxes	—	(0.2)	—	0.5
Net income	0.2	—	(17.3)	—
Net loss attributable to noncontrolling interests	(0.2)	—	17.3	—
Net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$—	$—	$—	$—
(1) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(2) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.
(3) Includes the reclassification of cumulative unrealized fair value gains/losses on unconsolidated investments, as realized.

Kennedy-Wilson Holdings, Inc.
Non-GAAP Pro-rata Financial Information
(Unaudited)
(Dollars in millions)

	Nine Months Ended September 30, 2024		Nine Months Ended September 30, 2023
	Non-GAAP	Non-GAAP	Non-GAAP	Non-GAAP
	Noncontrolling Interests(1)	KW Share of Unconsolidated Investments(2)	Noncontrolling Interests(1)	KW Share of Unconsolidated Investments(2)
Revenue
Rental	$(9.6)	$215.8	$(9.3)	$186.7
Hotel	—	21.2	—	4.6
Sale of real estate	—	42.3	—	11.7
Investment management and property services fees	0.6	—	0.2	—
Total revenue	(9.0)	279.3	(9.1)	203.0

Total income from unconsolidated investments	—	45.1	—	69.7

Fair value (3)	—	(22.4)	—	(76.6)
Carried interests	—	(45.1)	—	(36.2)
Gain on sale of real estate, net	—	—	(21.5)	—

Expenses
Rental	(3.5)	70.6	(3.4)	59.7
Hotel	—	26.6	—	7.8
Cost of real estate sold	—	39.9	—	6.5
General and administrative	—	—	—	—
Depreciation and amortization	(4.0)	2.9	(3.9)	2.4
Total expenses	(7.5)	140.0	(7.3)	76.4
Interest expense	1.8	(98.6)	1.8	(68.9)
Other income (loss)	0.1	(17.9)	0.1	(14.9)
Loss before benefit from income taxes	0.4	0.4	(21.4)	(0.3)
Provision for income taxes	—	(0.4)	—	0.3
Net income	0.4	—	(21.4)	—
Net (loss) income attributable to noncontrolling interests	(0.4)	—	21.4	—
Net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$—	$—	$—	$—
(1) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(2) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.
(3) Includes the reclassification of cumulative unrealized fair value gains/losses on unconsolidated investments, as realized.

APPENDIX

Kennedy-Wilson Holdings, Inc.
Estimated Annual NOI Reconciliation
(Unaudited)
(Dollars in millions)

Rental Revenues	$97.8
Rental (Expenses)	(39.0)
Loans and other	7.6
Consolidated NOI	$66.4
Adjustments:
Non-controlling interest	(2.0)
NOI from Unconsolidated investments (KW Share)	49.1
Property-Level NOI - Q3-24 (KW Share)	$113.5

Adjustments
Assets acquired and disposed (net)	(1.0)
Lease-up and development portfolio	6.0
Assets owned and occupied by Kennedy Wilson	1.2
Amortization of above/below market leases (net)	—
Straight-line and free rent (net)	3.1
Non-recurring income/expense, FX, and other	0.2
Q3-24 Estimated NOI	$123.0
Estimated Annual NOI - September 30, 2024	$492.3

Kennedy-Wilson Holdings, Inc.
Reconciliation of Kennedy Wilson's Share Amounts
(Unaudited)
(Dollars in millions)

	Three Months Ended		Nine Months Ended,
	September 30,		September 30,
	2024	2023	2024	2023
Interest expense (Kennedy Wilson's Share)
Interest expense	$66.9	$64.2	$195.4	$192.5
Interest expense (attributable to noncontrolling interests)	(0.7)	(0.6)	(1.8)	(1.8)
Kennedy Wilson's share of interest expense included in unconsolidated investments	34.3	25.8	98.6	68.9
Interest expense - (Kennedy Wilson's Share)	$100.5	$89.4	$292.2	$259.6

Loss on early extinguishment of debt (Kennedy Wilson's Share)
Loss on early extinguishment of debt	$0.3	$—	$0.5	$1.6
Loss on early extinguishment of debt (Kennedy Wilson's Share)	$0.3	$—	$0.5	$1.6

Depreciation and amortization (Kennedy Wilson's Share)
Depreciation and amortization	$36.9	$38.8	$112.2	$118.3
Depreciation and amortization (attributable to noncontrolling interests)	(1.2)	(1.4)	(3.8)	(3.8)
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	0.9	0.8	2.9	2.4
Depreciation and amortization (Kennedy Wilson's Share)	$36.6	$38.2	$111.3	$116.9

Provision for (benefit from) income taxes (Kennedy Wilson's Share)
Provision for income taxes	$(10.7)	$(19.7)	$4.2	$(13.3)
Provision for income taxes (attributable to noncontrolling interests)	—	—	—	—
Provision for income taxes included in unconsolidated investments	0.2	(0.6)	0.4	(0.4)
Provision for income taxes (Kennedy Wilson's Share)	$(10.5)	$(20.3)	$4.6	$(13.7)

Kennedy-Wilson Holdings, Inc.
Same Property Reconciliation
(Unaudited)
(Dollars in millions)

	Q3 - 2024		Q3 - 2023
	Same Property		Same Property
	Revenue	NOI (Net Effective)(6)(7)	Revenue	NOI (Net Effective)(6)(7)
Rental Revenues	$97.8	$97.8	$102.4	$102.4
Hotel Revenues	—	—	16.6	16.6
Rental (Expenses)	—	(39.0)	—	(38.4)
Hotel (Expenses)	—	—	—	(9.8)
Consolidated Total	97.8	58.8	119.0	70.8
Less: NCI adjustments (1)	(3.1)	(1.9)	(3.3)	(2.0)
Add: Unconsolidated investment adjustments (2)	50.3	34.9	49.1	34.4
Add: Above/below market rents	(0.1)	(0.1)	(0.4)	(0.4)
Less: Reimbursement of recoverable operating expenses	(7.3)	—	(9.1)	—
Less: Properties bought and sold (3)	(0.6)	—	(23.8)	(12.3)
Less: Other properties excluded (4)	(10.0)	(3.2)	(8.6)	(4.8)
Other Reconciling Items (5)	(0.6)	0.8	0.3	1.6
Same Property	$126.4	$89.3	$123.2	$87.3

	Q3 - 2024		Q3 - 2023
	Same Property		Same Property
Same Property (Reported)	Revenue	NOI	Revenue	NOI
Office - Same Property	$29.4	$25.4	$29.1	$25.3
Multifamily Market Rate Portfolio - Same Property	80.1	52.8	78.3	51.6
Multifamily Affordable Portfolio - Same Property	16.9	11.1	15.8	10.4
Same Property	$126.4	$89.3	$123.2	$87.3
Straight-line rent adjustments (net)	(0.9)	(0.9)	(1.9)	(1.9)
Same Property (Excluding Straight-Line Rents)	$125.5	$88.4	$121.3	$85.4
(1) Represents rental revenue and operating expenses and hotel revenue and operating expenses attributable to non-controlling interests.
(2) Represents the Company’s share of unconsolidated investment rental revenues and net operating income, as applicable, which are within the applicable same property population.
(3) Represents properties excluded from the same property population that were purchased or sold during the applicable period.
(4) Represents properties excluded from the same property population that were not stabilized during the applicable period, or retail or industrial properties.
(5) Represents other properties excluded from the same property population that were not classified as a commercial or multifamily property within the Company’s portfolio. Also includes immaterial adjustments for foreign exchange rates, changes in ownership percentages, and certain non-recurring income and expenses.
(6) Excludes above/below market rents from the same property population, as they are representative of non-cash purchase price accounting income.
(7) Please see below for a reconciliation of Same Property NOI (Net Effective) to its closest GAAP measure

Kennedy-Wilson Holdings, Inc.
Same Property Reconciliation (continued)
(Unaudited)
(Dollars in millions)

	Nine Months Ended September 30, 2024		Nine Months Ended September 30, 2023
	Same Property		Same Property
	Revenue	NOI (Net Effective)(6)(7)	Revenue	NOI (Net Effective)(6)(7)
Rental Revenues	$293.0	$293.0	$315.6	$315.6
Hotel Revenues	9.3	9.3	42.7	42.7
Rental (Expenses)	—	(113.2)	—	(113.7)
Hotel (Expenses)	—	(7.6)	—	(27.4)
Consolidated Total	302.3	181.5	358.3	217.2
Less: NCI adjustments (1)	(9.2)	(5.7)	(9.8)	(6.2)
Add: Unconsolidated investment adjustments (2)	149.7	104.4	146.6	103.7
Add: Above/below market rents	(1.0)	(1.0)	(1.3)	(1.3)
Less: Reimbursement of recoverable operating expenses	(23.8)	—	(25.4)	—
Less: Properties bought and sold (3)	(14.1)	(4.5)	(75.2)	(38.7)
Less: Other properties excluded (4)	(26.8)	(9.5)	(28.1)	(15.3)
Other Reconciling Items (5)	0.5	3.5	1.2	3.2
Same Property	$377.6	$268.7	$366.3	$262.6

	Nine Months Ended September 30, 2024		Nine Months Ended September 30, 2023
	Same Property		Same Property
Same Property (Reported)	Revenue	NOI	Revenue	NOI
Office - Same Property	$89.3	$77.3	$87.3	$75.9
Multifamily Market Rate Portfolio - Same Property	238.8	159.2	231.9	155.4
Multifamily Affordable Portfolio - Same Property	49.5	32.2	47.1	31.3
Same Property	$377.6	$268.7	$366.3	$262.6
Straight-line rent adjustments (net)	(0.3)	(0.3)	(5.7)	(5.7)
Same Property (Excluding Straight-Line Rents)	$377.3	$268.4	$360.6	$256.9
(1) Represents rental revenue and operating expenses and hotel revenue and operating expenses attributable to non-controlling interests.
(2) Represents the Company’s share of unconsolidated investment rental revenues and net operating income, as applicable, which are within the applicable same property population.
(3) Represents properties excluded from the same property population that were purchased or sold during the applicable period.
(4) Represents properties excluded from the same property population that were not stabilized during the applicable period, or retail or industrial properties.
(5) Represents other properties excluded from the same property population that were not classified as a commercial or multifamily property within the Company’s portfolio. Also includes immaterial adjustments for foreign exchange rates, changes in ownership percentages, and certain non-recurring income and expenses.
(6) Excludes above/below market rents from the same property population, as they are representative of non-cash purchase price accounting income.
(7) Please see below for a reconciliation of Same Property NOI (Net Effective) to its closest GAAP measure

Kennedy-Wilson Holdings, Inc.
Same Property Reconciliation (continued)
(Unaudited)
(Dollars in million

	Same Property - Revenue(6)*
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Total Revenue	$127.5	$143.8	$395.9	$422.5
Less: Investment management fees	(21.6)	(15.5)	(69.0)	(45.6)
Less: Loans	(7.6)	(8.6)	(23.7)	(17.0)
Less: Other	(0.5)	(0.7)	(0.9)	(1.6)
Less: NCI adjustments (1)	(3.1)	(3.3)	(9.2)	(9.8)
Add: Unconsolidated investment adjustments (2)	50.3	49.1	149.7	146.6
Add: Above/below market rents (6)	(0.1)	(0.4)	(1.0)	(1.3)
Less: Reimbursement of recoverable operating expenses	(7.3)	(9.1)	(23.8)	(25.4)
Less: Properties bought and sold (3)	(0.6)	(23.8)	(14.1)	(75.2)
Less: Other properties excluded (4)	(10.0)	(8.6)	(26.8)	(28.1)
Other Reconciling Items (5)	(0.6)	0.3	0.5	1.2
Same Property	$126.4	$123.2	$377.6	$366.3

	Same Property - Revenue(6)*
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
Same Property (Reported)	2024	2023	2024	2023
Office - Same Property	$29.4	$29.1	$89.3	$87.3
Multifamily Market Rate Portfolio - Same Property	80.1	78.3	238.8	231.9
Multifamily Affordable Portfolio - Same Property	16.9	15.8	49.5	47.1
Same Property	$126.4	$123.2	$377.6	$366.3
Straight-line rent adjustments (net)	(0.9)	(1.9)	(0.3)	(5.7)
Same Property (Excluding Straight-Line Rents)	$125.5	$121.3	$377.3	$360.6
(*) This is a Non-GAAP financial measure. Please see our “Common Definitions” for a further explanation and discussion .
(1) Represents rental revenue and hotel revenue attributable to non-controlling interests.
(2) Represents the Company’s share of unconsolidated investment rental revenues, as applicable, which are within the applicable same property population.
(3) Represents properties excluded from the same property population that were purchased or sold during the applicable period.
(4) Represents properties excluded from the same property population that were not stabilized during the applicable period, or retail or industrial properties.
(5) Represents other properties excluded from the same property population that were not classified as a commercial or multifamily property within the Company’s portfolio. Also includes immaterial adjustments for foreign exchange rates, changes in ownership percentages, and certain non-recurring income and expenses.
(6)Excludes above/below market rents from the same property population, as they are representative of non-cash purchase price accounting income.

Kennedy-Wilson Holdings, Inc.
Same Property Reconciliation (continued)
(Unaudited)
(Dollars in million

	Same Property - NOI (Net Effective)(6)*
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Net Income	$(66.8)	$(64.1)	$(77.4)	$(45.5)
Less: Investment management fees	(21.6)	(15.5)	(69.0)	(45.6)
Less: Loans	(7.6)	(8.6)	(23.7)	(17.0)
Less: Other	(0.5)	(0.7)	(0.9)	(1.6)
Less: Total Income from unconsolidated investments	20.3	74.0	45.1	69.7
Less: Gain on sale of real estate, net	(6.2)	(30.4)	(112.8)	(138.6)
Add: Compensation and related	30.0	31.1	89.4	98.7
Add: Carried interests compensation	(5.5)	(6.0)	(15.5)	(5.5)
Add: General and administrative	10.2	8.4	28.0	25.5
Add: Depreciation and amortization	36.9	38.8	112.2	118.3
Add: Interest Expense	66.9	64.2	195.4	192.5
Add: Gain (loss) on early extinguishment of debt	0.3	—	0.5	1.6
Less: Other income (loss)	13.1	(0.7)	6.0	(22.0)
Add: Provision for income taxes	(10.7)	(19.7)	4.2	(13.3)
Less: NCI adjustments (1)	(1.9)	(2.0)	(5.7)	(6.2)
Add: Unconsolidated investment adjustments (2)	34.9	34.4	104.4	103.7
Add: Above/below market rents (6)	(0.1)	(0.4)	(1.0)	(1.3)
Less: Properties bought and sold (3)	—	(12.3)	(4.5)	(38.7)
Less: Other properties excluded (4)	(3.2)	(4.8)	(9.5)	(15.3)
Other Reconciling Items (5)	0.8	1.6	3.5	3.2
Same Property NOI (Net Effective)*	$89.3	$87.3	$268.7	$262.6

	Same Property - NOI (Net Effective)(6)*
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
Same Property (Reported)	2024	2023	2024	2023
Office - Same Property	$25.4	$25.3	$77.3	$75.9
Multifamily Market Rate Portfolio - Same Property	52.8	51.6	159.2	155.4
Multifamily Affordable Portfolio - Same Property	11.1	10.4	32.2	31.3
Same Property NOI (Net Effective)* (Reported)	$89.3	$87.3	$268.7	$262.6
Straight-line rent adjustments (net)	(0.9)	(1.9)	(0.3)	(5.7)
Same Property NOI (Excluding Straight-Line Rents)	$88.4	$85.4	$268.4	$256.9
(*) This is a Non-GAAP financial measure. Please see our “Common Definitions” for a further explanation and discussion .
(1) Represents rental revenue and operating expenses and hotel revenue and operating expenses attributable to non-controlling interests.
(2) Represents the Company’s share of unconsolidated investment rental revenues and net operating income, as applicable, which are within the applicable same property population.
(3) Represents properties excluded from the same property population that were purchased or sold during the applicable period.
(4) Represents properties excluded from the same property population that were not stabilized during the applicable period, or retail or industrial properties.
(5) Represents other properties excluded from the same property population that were not classified as a commercial or multifamily property within the Company’s portfolio. Also includes immaterial adjustments for foreign exchange rates, changes in ownership percentages, and certain non-recurring income and expenses.
(6) Excludes above/below market rents from the same property population, as they are representative of non-cash purchase price accounting income.

Kennedy-Wilson Holdings, Inc.
Reconciliation of Adjusted Fees
(Unaudited)
(Dollars in millions)

Adjusted Fees
	Q3		YTD
	2024	2023	2024	2023
Investment management fees	$21.6	$15.5	$69.0	$45.6
Property services fees	0.5	0.7	0.9	1.6

Non-GAAP adjustments:
Add back:
KW share of fees eliminated in consolidation(1)	0.2	—	0.6	0.2
Carried interests included in unconsolidated investments	(16.4)	(17.9)	(45.1)	(36.3)
Adjusted Fees	$5.9	$(1.7)	$25.4	$11.1
(1) Represents fees recognized in net (income) loss attributable to noncontrolling interests relating to portion of fees paid by noncontrolling interest holders.

Kennedy-Wilson Holdings, Inc.
Baseline EBITDA Reconciliation
(Unaudited)
(Dollars in millions)

	Baseline EBITDA*
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Net Income	$(66.8)	$(64.1)	$(77.4)	$(45.5)
Less: Total Income from unconsolidated investments	20.3	74.0	45.1	69.7
Less: Gain (loss) on sale of real estate, net	(6.2)	(30.4)	(112.8)	(138.6)
Add: Share-based compensation	6.1	7.3	17.3	21.7
Add: Carried interests compensation	(5.5)	(6.0)	(15.5)	(5.5)
Add: Depreciation and amortization	36.9	38.8	112.2	118.3
Add: Interest expense	66.9	64.2	195.4	192.5
Add: Gain (loss) on early extinguishment of debt	0.3	—	0.5	1.6
Less: Other income (loss)	13.1	(0.7)	6.0	(22.0)
Add: Benefit from (provision for) income taxes	(10.7)	(19.7)	4.2	(13.3)
Less: Non-controlling interest (1)	(2.0)	(2.0)	(6.1)	(5.9)
Add: NOI from unconsolidated investments (KW Share) (2)	49.1	40.6	139.8	123.8
Add: Fees eliminated in consolidation (3)	0.2	—	0.6	0.2
Baseline EBITDA*	$101.7	$102.0	$309.3	$297.0
(*) This is a Non-GAAP financial measure. Please see our “Common Definitions” for a further explanation and discussion .
(1) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(2) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.
(3) Represents fees recognized in net (income) loss attributable to noncontrolling interests relating to portion of fees paid by noncontrolling interest holders.

Kennedy-Wilson Holdings, Inc.
Consolidated Multifamily Portfolio
As of September 30, 2024
(Unaudited)
(Dollars in millions, except average rents per unit)

Multifamily	# of Assets	Units	Occupancy (Asset Level)	Average Rent(1)	KW Share of Estimated Annual NOI
Mountain West	22	5,952	94.7%	$1,624	$77.9
Pacific Northwest	5	1,280	94.5	2,271	23.3
Southern California	3	1,156	91.8	2,354	21.9
Northern California	3	1,330	92.1	2,266	21.1
Total Western U.S.	33	9,718	93.9%	$1,890	$144.2

Development Projects	1	210	See Page 27 for more information
Total	1	210

Total Multifamily	34	9,928

(1) Average Monthly Rents Per Unit is defined as the total potential monthly rental revenue (actual rent for occupied units plus market rent for vacant units)
divided by the number of units, and are weighted averages based on the Company's ownership percentage in the underlying properties.

Kennedy-Wilson Holdings, Inc.
Consolidated Office Portfolio
As of September 30, 2024
(Unaudited)
(Dollars and Square Feet in millions, except average rent per sq. ft.)

Office	# of Assets	Rentable Sq. Ft.	Occupancy (Asset Level)	Occupancy (KW Share)	Average Annual Rent per Sq. Ft.(1)	Kennedy Wilson's Share of Estimated Annual NOI
Southern California(2)	4	0.5	86.5%	86.5%	$49.4	$13.6
Northern California	1	0.3	84.9	84.9	40.2	6.1
Total Western U.S.	5	0.8	85.9%	85.9%	$46.2	$19.7
United Kingdom(3)	7	1.3	92.6	92.6	49.0	54.7
Ireland(3)(4)	6	0.6	94.6	94.3	48.5	25.0
Italy(3)	6	0.6	100.0	100.0	13.9	7.1
Total Europe(3)	19	2.5	94.8%	94.8%	$39.9	$86.8

Total Stabilized	24	3.3	92.6%	92.5%	$41.5	$106.5

Lease-up Assets	5	0.9	See page 26 for more information
Total	5	0.9

Total Office	29	4.2

(1) Average Annual Rent per Sq. Ft. represents contractual rents as in-place as of September 30, 2024 and are weighted averages based on the Company's ownership percentage in the underlying properties.
(2) Includes our corporate headquarters wholly-owned by KW comprising 58,000 sq. ft., 100% occupancy, and $3.0 million in Estimated Annual NOI.
(3) Estimated foreign exchange rates are €1.00 = $1.12 USD, and £1.00 = $1.34 USD related to NOI.
(4) Includes our Irish headquarters wholly-owned by KW comprising 19,000 sq. ft., 100% occupancy, and $1.3 million in Estimated Annual NOI.